Exhibit 10.3

LOAN AND SECURITY AGREEMENT

Dated as of May 30, 2008

Between

REED'S, INC.

(Borrower)

and

FIRST CAPITAL WESTERN REGION, LLC

(Lender)

TABLE OF CONTENTS
(continued)

Page

Attachments:

Schedule
Exhibit A - Form of Borrowing Base Certificate	A-1
Exhibit B - Form of Compliance Certificate	B-1
Exhibit C - Form of Deed of Trust	C-1
Exhibit D - Real Property Description	D-1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of this 30th day of May, 2008 between REED'S, INC., a Delaware corporation ("Borrower"), and FIRST CAPITAL WESTERN REGION, LLC ("Lender").

RECITALS:

WHEREAS, Borrower has requested that Lender provide Borrower with a secured lending facility; and

WHEREAS, Lender is willing to provide a secured lending facility to Borrower on the terms set forth in this Agreement.

NOW, THEREFORE, Borrower and Lender hereby agree as follows:

1.   Definitions. For purposes of this Agreement:

"Accounts" means all presently existing or hereafter arising accounts (as that term is defined in the UCC) of Borrower, accounts receivable due to Borrower (including medical and health-care-insurance receivables), book debts, notes, drafts and acceptances and other forms of obligations now or hereafter owing to Borrower, including, without limitation, those arising from the sale or lease of goods or the rendition of services by Borrower, all of Borrower's rights in, to and under all purchase orders now or hereafter received by Borrower for goods and services, all proceeds from the sale of Inventory, all monies due or to become due to Borrower under all contracts for the sale or lease of goods, the licensing of intellectual property or the rendition of services by Borrower (whether or not yet earned) (including the right to receive the proceeds of said purchase orders and contracts), all collateral security, guarantees and supporting obligations of any kind given by any obligor with respect to any of the foregoing, and all goods returned to or reclaimed by Borrower that correspond to any of the foregoing.

"Affiliate" means, with respect to a Person, (a) any family member, officer, director, employee or managing agent of such Person, and (b) any other Person (i) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) that, directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any subsidiary of such Person, or (iii) 10% or more of the voting stock, membership interests or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

"Agreement Date" means the date as of which this Agreement is dated.

"Borrowing Base" has the meaning set forth in Item 1 of the Schedule.

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"Borrowing Base Certificate" means the certificate, substantially in the form of Exhibit A, with appropriate insertions, to be submitted to Lender by Borrower pursuant to this Agreement and certified as true and correct by the Chief Executive Officer or the Chief Financial Officer. of Borrower.

"Business Day" means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of California or which is a day on which Lender is otherwise closed for transacting business with the public.

"Collateral" has the meaning set forth in Section 5(a).

"Customer" means any customer or accounts debtor who is obligated on an Account, chattel paper or a General Intangible.

"Deed of Trust" means that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, of even date herewith, substantially in the form of Exhibit C, executed by Borrower for the benefit of Lender.

"Default" has the meaning set forth in Section 13(a).

"Dilution" means, at the time it is being calculated, a percentage, based upon the experience of the immediately prior 30 days, that is the result of dividing the dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other non-cash reductions with respect to the outstanding Accounts, by (b) the Accounts created by Borrower during such period.

"Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by two percentage points for each percentage point, calculated by rounding off partial percentage points using conventional rounding rules as determined by Lender, by which Dilution is in excess of 10.00%.

"Election Notice" has the meaning set forth in Item 1(a)(ii)(B) of the Schedule.

"Eligible Accounts" means those Accounts arising from the sale of Inventory or performance of services in the ordinary course of Borrower's business; provided, however, that Eligible Accounts shall not include the following:

(a)  any Account which has remained unpaid for more than the number of days specified in Item 2(a) of the Schedule;

(b)  Accounts with respect to which the Customer is an Affiliate of Borrower;

(c)  Accounts with respect to which services or goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Customer may be conditional;

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(d)  Accounts with respect to which the Customer (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States of America or any state thereof; or (iii) is the government of any foreign country or of any state, province, municipality, or other political subdivision thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to Lender in its discretion;

(e)  any and all Accounts as to which the perfection, enforceability, or validity of Lender's Collateral or security interest in such Account, or Lender's right or ability to obtain direct payment to Lender of the proceeds of such Account, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including any Account subject to the Federal Assignment of Claims Act of 1940; provided, however, that an Account shall not be deemed ineligible by reason of this clause (e) if Borrower has completed all of the steps necessary, in the discretion of Lender, to comply with the Federal Assignment of Claims Act of 1940 with respect to such Account;

(f)  Accounts with respect to which the Customer is any state of the United States or any city, town, municipality, county or division thereof;

(g)  Accounts which may be subject to offset or recoupment by the Customer, whether as the result of goods sold or services rendered by the Customer to Borrower, any contractual arrangement between the Customer and Borrower (including any lease) or otherwise;

(h)  those Accounts where Lender, in Lender's discretion, has notified Borrower that the Account or Customer is not acceptable to Lender;

(i)  all of the Accounts owed by a Customer if the aggregate outstanding dollar amount of such Accounts not considered as Eligible Accounts under clause (a) above as a percentage of all outstanding accounts then owing by such Customer, is equal to or greater than the Cross Aging Percentage specified in Item 2(b) of the Schedule;

(j)  Accounts for which services have not yet been rendered to the Customer or the goods sold have not yet been delivered to the Customer (commonly referred to as "pre-billed accounts");

(k)  Accounts owed by a Customer not previously approved in writing by Lender where the dollar value for the aggregate amount of outstanding Accounts then owing by such Customer as a percentage of the dollar value of all outstanding Accounts then owing to Borrower is greater than the Concentration Limit specified in Item 2(c) of the Schedule, but only to the extent of such excess;

(1)  any Account with respect to all or part of which a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason;

(m)  any Account with respect to which Borrower has extended the time for payment without the consent of Lender;

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(n)  any Account with respect to which any one or more of the following events has occurred to the Customer on such Account: death or judicial declaration of incompetency of a Customer who is an individual; the filing by or against the Customer of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Customer for the benefit of creditors; the appointment of a receiver or trustee for the Customer or for any of the assets of the Customer, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against the Customer of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Customer; the sale, assignment, or transfer of all or any material part of the assets of the Customer; the nonpayment generally by the Customer of its debts as they become due; or the cessation of the business of the Customer as a going concern;

(o)  any Account which arises out of finance or similar charges;

(p)  any Account in which Lender does not have a duly perfected, first-priority security interest, subject to no other Lien;

(q)  any Account which arises under a contract or arrangement covered by a performance or surety bond on behalf of Borrower, unless the Person providing such performance or surety bond has delivered an acceptable Lien waiver to Lender; or

(r)  any Account which is evidenced by a note, draft, trade acceptance, or other instrument for the payment of money where such instrument, document, chattel paper, note, draft, trade acceptance or other instrument has not been endorsed and delivered by Borrower to Lender.

"Eligible Inventory" means and includes that Inventory (other than packaging materials, labels and supplies) located in the continental United States which Lender, in its discretion, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless:

(a)  it is raw materials or finished goods;

(b)  at all times it strictly complies with all of Borrower's warranties, covenants and representations to Lender;

(c)  it is in good, new and salable condition;

(d)  it is not slow moving, obsolete or unmerchantable, in Lender's discretion;

(e)  it meets all standards imposed by any governmental agency or authority;

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(f)  it is at all times subject to Lender's duly perfected, first-priority security interest and there exists no other Lien thereon;

(g)  it is in Borrower's possession and control situated at a location disclosed to Lender in compliance with this Agreement, the Inventory is not in-transit, Borrower's books reflect the Inventory, the Inventory is insured to the full value thereof, and the insurance policy lists Lender as lender loss payee;

(h)  it is not in the hands of any third party, including a warehouseman, finisher, consignee, bailor, or processor, unless such arrangement is fully disclosed to Lender in writing and Borrower shall have provided to Lender such waivers, acknowledgments and other items requested by Lender in its discretion;

(i)  it is not subject to any license or other agreement that limits, conditions, or restricts Borrower's or Lender's right to sell or otherwise dispose of such Inventory;

(j)  Borrower owns such Inventory and such Inventory is not in Borrower's possession based upon any consignment, guaranteed sale, or similar basis; and

(k)  it is not of a type that Lender, in its discretion, has determined is not Eligible Inventory.

"Equipment" means all of Borrower's presently owned and hereafter acquired machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property of every kind and description, together with all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and applied on a consistent basis.

"General Intangibles" means all of Borrower's present and future general intangibles and all other presently owned or hereafter acquired intangible personal property of Borrower (including payment intangibles and any and all choses or things in action, goodwill, patents and patent applications, tradenames, servicemarks, trademarks and trademark applications, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, software, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, tax refunds and tax refund claims) other than Goods and Accounts, and all supporting obligations relating to any of the foregoing, as well as Borrower's books and records relating to any of the foregoing.

"Goods" means all of Borrower's present and hereafter acquired goods, as defined in the UCC, wherever located, including imbedded software to the extent included in "goods" as defined in the UCC, manufactured homes, and standing timber that is cut and removed for sale.

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"Guarantor" means individually, and "Guarantors" means collectively, Christopher Reed and any other Person that has guaranteed all or any part of the Obligations.

"Inventory" means all present and future inventory (as defined in the UCC) of Borrower, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, shelving and racking upon which the inventory is stored and packing and shipping materials, wherever located, and any documents of title representing any of the above.

"Lien" means any security interest, security title, mortgage, deed to secure debt, deed of trust, lien, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind in respect of any property, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

"Loan Documents" means, collectively, this Agreement, the Deed of Trust, and each other agreements, instruments, certificates (including any Borrowing Base Certificate) or other documents entered into in connection with this Agreement, including collateral documents, letter of credit agreements, security agreements, pledges, guaranties, mortgages, deeds of trust, assignments and subordination agreements, and any other agreement executed by any Obligor or any Affiliate of any Obligor pursuant hereto or in connection herewith.

"Maximum Credit Limit" means $2,000,000.

"Negotiable Collateral" means all of Borrower's present and future letters of credit, advises of credit, notes, drafts, instruments, and documents, including, without limitation, bills of lading, leases, and chattel paper, and Borrower's books and records relating to any of the foregoing.

"Obligations" means all indebtedness, obligations and liabilities of Borrower to Lender and its Affiliates of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, including any overdrafts, whether for payment or performance, now existing or hereafter arising, whether presently contemplated or not, regardless of how the same arise, or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, but not limited to, all loans (including any loan by modification, renewal or extension), all indebtedness arising from any derivative transactions, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from Borrower to others which Lender may have obtained by purchase, negotiation, discount, assignment or otherwise, and all interest, taxes, fees, charges, expenses and attorney's fees (whether or not such attorney is a regularly salaried employee of Lender or any of its Affiliates) chargeable to Borrower or incurred by Lender under this Agreement or any other document or instrument delivered in connection herewith.

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"Obligor" means Borrower, Guarantor, any validity guarantor or any other Person primarily or secondarily, directly or indirectly, liable on any of the Obligations.

"Permitted Liens" means (a) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and for which appropriate reserves have been established in accordance with GAAP; (b) deposits or pledges to secure (i) statutory obligations, (ii) surety or appeal bonds, or (iii) bonds for release of attachment, stay of execution or injunction; (c) statutory Liens on property arising in the ordinary course of business which, in the aggregate, do not materially impair the use of such property or materially detract from the value of such property; (d) Liens existing on the Agreement Date and described on Item 3 of the Schedule; (e) Liens on Equipment securing all or part of the purchase price of such Equipment; provided, however, that (i) such Lien is created contemporaneously with the acquisition of such Equipment, (ii) such Lien attaches only to the specific items of Equipment so acquired, and (iii) such Lien secures only the indebtedness incurred to acquire such Equipment; and (f) Liens in favor of Lender.

"Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

"Real Property" means that certain real property commonly referred to as 12930 and 13000 South Spring Street, Los Angeles, California 90061 and more specifically described in Exhibit D.

"Subordinated Debt" means all of the indebtedness owed by Borrower to any other Person, the repayment of which is subordinated to the repayment of the Obligations pursuant to the terms of a subordination agreement approved by Lender in its discretion.

"UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, however, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern. As used herein, references to an Article of the UCC shall be deemed to be references to Division of the UCC of the State of California.

Other Definitional Provisions. References to the "Schedule" or any "Section" or "Exhibit" refer to the Schedule or a section or exhibit, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement: words importing any gender include the other genders; the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement; references to any Person includes their respective permitted successors and assigns or people succeeding to the relevant functions of such Persons; any and all terms which are defined in the UCC and are not defined herein shall be construed and defined in accordance with the definition of such terms under the UCC; all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and all references to time of day shall refer to Los Angeles, California time.

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2.   Borrowing.

(a)   Amount Available to Be Borrowed. From time to time Borrower may request, and Lender will, subject to the other terms and conditions of this Agreement, lend to Borrower up to an amount equal to the Borrowing Base at any time. Borrowed amounts that are repaid may be reborrowed upon the terms and conditions of this Agreement.

(b)   Standards. Lender will determine eligibility and the loan value of Collateral, in its sole discretion, consistent with Lender's experience, prudent business judgment and standards of commercial reasonableness applicable to asset-based credits and in good faith. Any loans requested by Borrower and made by Lender or at any time outstanding in excess of the Borrowing Base or any other limitation set forth in this Agreement will, nevertheless, be subject to the terms of this Agreement, will constitute Obligations for all purposes and be entitled to the benefits of the Collateral.

(c)   Persons Authorized to Request Loans. Borrower hereby authorizes and directs Lender to make loan advances to or for the benefit of Borrower upon receipt of instructions from any of the persons listed on Item 4 of the Schedule. Lender shall have no liability whatsoever to Borrower or any other Person for acting upon any such instructions which Lender, in good faith, believes were given by any such person, and Lender shall have no duty to inquire as to the propriety of any disbursement. Lender is hereby authorized to make the loans provided for herein based on instructions received by facsimile, electronic mail, telephone or other method of communication from any of such persons. Although Lender shall make a reasonable effort to determine the person's identity, Lender shall not be responsible for determining the authenticity of any such instructions, and Lender may act on the instructions of anyone it perceives to be one of the persons authorized to request loans hereunder. Lender shall have the right to accept the instructions of any of the foregoing persons unless and until Lender actually receives from Borrower (in accordance with the notice provisions of this Agreement) written notice of termination of the authority of that person. Borrower may change persons designated to give Lender borrowing instructions only by delivering to Lender written notice of such change. Borrower will ensure that each telephone instruction from any person designated in or pursuant to this section shall be followed by written confirmation of the request for disbursement in such form as Lender makes available to Borrower from time to time for such purpose; provided, however, that Borrower's failure to provide written confirmation of any telephonic instruction shall not invalidate such telephonic instruction.

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(d)   Application of Remittances. Borrower will use only invoices in forms that Lender has approved, and Borrower's billings on such invoices will be conclusive evidence of assignment and transfer hereunder to Lender of the Accounts represented thereby, whether or not Borrower executes any other instrument with regard to any specific Account. Borrower will cause the proceeds of Accounts to be forwarded by all Customers directly to a lockbox designated by Lender. Such lockbox shall be maintained by Wells Fargo Bank, N.A., and all payments received in such lockbox shall be deposited in a bank account in Lender's name and owned by Lender at Wells Fargo Bank, N.A, for application to the Obligations. All checks or other remittances received by Borrower for application to Accounts will be received by Borrower in trust for Lender, and Borrower will turn over to Lender the identical remittances as speedily as possible, appropriately endorsed, if necessary. As compensation to Lender for delays in the collection and clearance of such checks, Borrower agrees to pay interest on each remittance, including wire transfers, from the date of Lender's receipt thereof plus the number of days set forth on Item 5 of the Schedule at the rate applicable to loans outstanding hereunder, as set forth in Section 3 below. Borrower will account fully and faithfully for and promptly pay or turn over to Lender proceeds in whatever form received of the sale or other disposition of any Collateral, and Borrower agrees that the inclusion of proceeds in "Collateral" will not be deemed to mean that Lender consents to Borrower's disposition of Collateral other than in accordance with the terms of this Agreement.

(e)   Conditions to Obligation to Make Loans. Borrower acknowledges that Lender's obligation to make loans to Borrower (or to issue or create or cause the issuance or creation by Lender or its Affiliates of letters of credit or acceptances for Borrower's account) is subject to the following terms and conditions:

(i)           Lender has no obligation to make the initial loan to Borrower or to extend any other financial accommodation to Borrower unless and until each condition precedent specified on Item 6 of the Schedule has been fulfilled to Lender's satisfaction.

(ii)           Lender's obligation to make any loans to Borrower and extend other financial accommodations to Borrower (including the initial loans) is subject to the conditions that, as of the date of any such loan or other accommodation, no Default will have occurred and be continuing hereunder, there will have occurred no material adverse change in Borrower's financial condition or operations or in Borrower's business prospects as compared to the state of facts existing on the Agreement Date, and Borrower's representations and warranties set forth in this Agreement (including any amendment, modification, supplement or extension hereof) will be true and correct as if made on and as of the date of each subsequent credit request. Each request for a borrowing or other financial accommodation by Borrower will be deemed to be a reaffirmation of each of Borrower's warranties and representations hereunder.

(f)   Repayment of Loans. In the event of any breach by Borrower of any provision hereof or upon termination of this Agreement, Borrower will repay upon demand all of the Obligations. If no demand is earlier made, Borrower will repay all Obligations in full, without demand or notice, on the last day of the term of this Agreement (as provided in clause (g) below). If at any time for any reason, the aggregate outstanding principal amount of all loans exceeds the Borrowing Base or any other limitation on the amount available to be borrowed hereunder, Borrower will immediately, without notice or demand, repay the outstanding principal amount of the loans, together with accrued and unpaid interest on the amount repaid, in an amount equal to such excess. Borrower shall make each payment required hereunder or under any other Loan Document without setoff, deduction or counterclaim.

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(g)           Maturity. This Agreement will continue in full force and effect from the Agreement Date until the termination date provided for in Item 7 of the Schedule.

(h)           Voluntary Termination. Following the first six (6) months of the initial term of this Agreement, Borrower may terminate this Agreement at any time upon at least 60 days' prior written notice to Lender. On the date specified in such notice, termination will be effective, so long as Borrower has paid to Lender, in same day funds, an amount equal to the aggregate principal amount of all loans outstanding on such date, together with accrued interest thereon, the originals of all letters of credit and bankers acceptances, if any, issued, created or guaranteed by Lender or any of its Affiliates for Borrower's account have been returned for cancellation or have been presented and paid by Borrower or other arrangements satisfactory to Lender have been made, all other Obligations outstanding and unpaid have been paid in full in cash, and Borrower has provided Lender an indemnification agreement satisfactory to Lender with respect to returned and dishonored items and such other matters as Lender shall require.

(i)           Termination on Default. Notwithstanding the foregoing, should a Default occur and be continuing, Lender will have the right to terminate this Agreement at any time without notice.

(j)           Survival. Notwithstanding termination, all the terms, conditions, and provisions hereof (including Lender's security interest in the Collateral, but excluding any obligations of Lender hereunder) will continue to be fully operative until all Obligations have been fully disposed of, concluded, paid, satisfied, and liquidated.

(k)           Payments as Loans. Borrower's failure to pay any amount due from Borrower under this Agreement or any other Loan Document, whether for principal, interest, fees, premiums, costs, expenses or otherwise, shall be deemed to be a request by Borrower for a loan hereunder, and Lender may charge Borrower's loan account for any such amount. Additionally, if Lender determines in its discretion that extensions of credit are necessary to protect the Collateral, Lender is hereby authorized to make such extensions of credit and charge them to Borrower's loan account.

3.   Interest and Fees.

(a)           Interest on Loans. Borrower will pay Lender or, at Lender's option, Lender may charge Borrower's loan account with, interest on the average daily net principal amount of loans outstanding hereunder, calculated monthly and payable on the first day of each calendar month, at a rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the interest margin specified in Item 8 of the Schedule, plus the greater of (i) 2.0%, per annum and (ii) the LIBOR Rate. The "LIBOR Rate" is, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the "30 day LIBOR Rate". In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the LIBOR Rate, then the LIBOR Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a LIBOR Rate, then the LIBOR Rate shall be the commercial lending rate that most closely replaces the LIBOR Rate, as determined by Lender in its reasonable discretion. The "LIBOR Rate" may not be the lowest or best rate at which Lender calculates interest or extends credit. Any change in the LIBOR Rate shall be effective for purposes of calculating interest hereunder as of the date of such change.

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(b)           Default Interest. To the extent permitted by law and without limiting any other right or remedy of Lender hereunder, whenever there is a Default under this Agreement, the rate of interest on the unpaid principal balance of the Obligations shall, at the option of Lender, be increased by adding the default margin identified on Item 9 of the Schedule to the interest rate otherwise in effect hereunder. Lender may charge such default interest rate retroactively beginning on the date the applicable Default first occurred or existed. Borrower acknowledges that: (i) such additional rate is a material inducement to Lender to make the loans described herein; (ii) Lender would not have made the loans in the absence of the agreement of Borrower to pay such additional rate; (iii) such additional rate represents compensation for increased risk to Lender that the loans will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (A) the cost to Lender in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the loans, and (B) compensation to Lender for losses that are difficult to ascertain. In the event of termination of this Agreement by either party hereto, Lender's entitlement to this charge will continue until all Obligations are paid in full.

(c)           Fees. Borrower will pay to Lender the fees set forth in Item 10 of the Schedule.

(d)           No Usury. Borrower acknowledges that Lender does not intend to reserve, charge or collect interest on money borrowed under this Agreement at any rate in excess of the rates permitted by applicable law and that, should any interest rate provided for in this Agreement exceed the legally permissible rate(s), the rate will automatically be reduced to the maximum rate permitted under applicable law. If Lender should collect any amount from Borrower which, if it were interest, would result in the interest rate charged hereunder exceeding the maximum rate permitted by applicable law, such amount will be applied to reduce principal of the Obligations or, if no Obligations remain outstanding, will be refunded to Borrower.

(e)           Monthly Statements. Lender will render a statement to Borrower each month for loans, payments, and other transactions pursuant to this Agreement, and such statement rendered by Lender will be binding upon Borrower unless Lender is notified in writing to the contrary within 30 days after the date such statement is rendered.

4.   Representations and Warranties of Borrower.

(a)           Authority, Compliance with Laws, Litigation, No Material Adverse Change,  Etc. Borrower represents and warrants to Lender that: (i) Borrower's exact legal name, type of organization, state of organization and organizational identification number are fully and accurately set forth on Item 11 of the Schedule, and Borrower is duly organized and validly existing under the laws of such state of organization; (ii) the execution, delivery, and performance of this Agreement and the other Loan Documents are within Borrower's corporate or other organizational powers, have been duly authorized, do not violate Borrower's constituent documents, any law or regulation, including without limitation, any law or regulation

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relating to occupational health and safety or protection of the environment, applicable to Borrower, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower or Borrower's property is bound; (iii) this Agreement and the other Loan Documents to which Borrower is a party constitute valid, binding and enforceable obligations of Borrower in accordance with the terms hereof and thereof, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws applicable to creditors' rights generally or by generally applicable equitable principles affecting the enforcement of creditors' rights; (iv) Borrower has no subsidiaries or other investments in other Persons, except as set forth on Item 12 of the Schedule; (v) Borrower is in compliance in all material respects with all laws, rules and regulations applicable to Borrower, including laws, rules or regulations concerning the environment, occupational health and safety and pensions or other employee benefits; (vi) except as set forth on Item 13 of the Schedule, there is no litigation or investigation pending against Borrower (or, so far as Borrower is aware, threatened) which, if it were decided adversely to Borrower, could reasonably be expected to have a material adverse effect on Borrower, Borrower's financial or operational condition or Borrower's prospects (taking into account any insurance coverage that has been acknowledged by the insurer); (vii) other than debt that is to be repaid from the proceeds of the first advance hereunder, Borrower is not indebted to any other Person for money borrowed nor has Borrower issued any guaranty of payment or performance by any other Person, except as set forth on Item 14 of the Schedule; (viii) since the date of the financial statements of Borrower most recently delivered to Lender, there has been no material adverse change in Borrower's business, Borrower's financial or operational condition or Borrower's business prospects; and (ix) Borrower is, and after giving effect to the initial loans under this Agreement and the application of the proceeds of such loans Borrower will be, solvent and has sufficient revenues to pay Borrower's obligations as they come due and adequate capital with which to conduct Borrower's business.

(b)        Title to Assets, Other Collateral Matters. Borrower represents and warrants to Lender that: (i) Borrower has good and marketable title to the Collateral, free of all Liens except for Permitted Liens, and no financing statement, mortgage, notice of Lien, deed of trust, security agreement, or any other agreement or instrument creating or giving notice of any Lien against any of the Collateral has been signed, authorized or delivered by Borrower, except in Lender's favor or with respect to Permitted Liens; (ii) with regard to each Account as it arises, except as set forth on a Borrowing Base Certificate including such Account: (A) Borrower will have made delivery of the goods or will have rendered the services ordered; (B) the Customer will have accepted the goods and/or services; and (C) no Customer dispute will exist in any respect, including, without limitation, disputes as to price, terms, warranties, quantity or quality, and claims of set-off, release from liability or defense based upon any act of God or a public enemy or war or because of the requirements of law or of rules, orders, or regulations having the force of law; (iii) all Inventory is in good condition, meets all applicable governmental standards and is currently usable or saleable in the ordinary course of Borrower's business for a price approximating at least Borrower's cost thereof; (iv) all Equipment is in good condition and state of repair, ordinary wear and tear excepted; (v) all Collateral meets applicable government standards; (vi) in the past five years, except as set forth on Item 15 of the Schedule (A) Borrower has not used any other legal, trade or fictitious names, and (B) Borrower has not been a party to any merger or purchased assets from any other Person other than in the ordinary course of business; and (vii) each of Borrower's chief executive office and principal place of business, all Inventory, all Equipment and all other Collateral is located at the addresses (including the county) set forth on Item 16 of the Schedule and has not been located at any other location during the five year period prior to the Agreement Date.

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(c)            Ownership Structure. Borrower represents and warrants that (i) Item 17 of the Schedule accurately describes the ownership of Borrower's capital stock, membership interests or other equity interests, and (ii) the individual(s) listed on Item 17 of the Schedule have, directly or indirectly, voting and managerial control of Borrower.

(d)            Additional Representations. Borrower represents and warrants to Lender that: (i) Borrower is not engaged as one of Borrower's principal activities in owning, carrying or financing the purchase or ownership by others of "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System); (ii) Borrower owns no real property and leases no real property other than as listed on Item 18 of the Schedule; (iii) a true, correct and complete list of any warehousemen, processors, consignees or other bailees with possession or control of any Inventory is set forth on Item 18 of the Schedule; and (iv) a list and brief description of all bank accounts maintained by Borrower with any bank or financial institution is set forth on Item 19 of the Schedule.

5.   Collateral.

(a)            Grant of Security Interest. To induce Lender to accept this Agreement and to make loans to Borrower from time to time pursuant to its terms, Borrower hereby grants to Lender, for itself and as agent for any Affiliate of Lender, a security interest in, and assigns, mortgages and pledges to Lender, for itself and as agent for any Affiliate of Lender, all of Borrower's right, title and interest in and to all of Borrower's property, whether real or personal, tangible or intangible, now owned or existing or hereafter acquired or arising, including all of the following (collectively, the "Collateral"):

(i)           all Accounts, Inventory, Equipment, Goods, General Intangibles and Negotiable Collateral;

(ii)           all investment property, securities and securities accounts and financial assets, as well as all bank and depository accounts;

(iii)           all chattel paper (whether tangible or electronic) and contract rights;

(iv)           all guaranties, collateral, Liens on real or personal property, leases, letters of credit, letter-of-credit rights, supporting obligations, and all other rights, agreements, and property securing or relating to payment of Accounts or any other Collateral;

(v)           all documents, books and records relating to any Collateral or to Borrower's business;

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(vi)           all other property of Borrower's now or hereafter in the possession or control of Lender or any of Lender's Affiliates (including cash, money, credits and balances of Borrower held by or on deposit with Lender or any Affiliate of Lender);

(vii)           all other assets of any Obligor in which Lender receives a security interest to secure all or part of the Obligations or which hereafter come into the possession, custody or control of Lender or any Affiliate of Lender;

(viii)           all of Borrower's commercial tort claims listed on (A) Item 20 of the Schedule (which Borrower represents and warrants is a true, accurate and complete list of all of Borrower's commercial tort claims as of the Agreement Date or (B) any other writing provided to Lender pursuant to Section 7(g); and

(ix)           all proceeds and products of all of the foregoing in any form, including amounts payable under any policies of insurance insuring all or any of the foregoing against loss or damage, all parts, accessories, attachments, special tools, additions, replacements, substitutions and accessions to or for all or any of the foregoing, all condemnation or requisition payments with respect to all or any of the foregoing and all increases and profits received from all or any of the foregoing.

(b)           Obligations. Such grant, assignment, mortgage and transfer is made for the purpose of securing and the Collateral secures and will continue to secure all of the Obligations.

6.            Financial Covenants. Borrower shall comply with each of the financial covenants set forth on Item 21 of the Schedule.

7.            Collateral Covenants.

(a)           Accounts. Borrower will notify Lender promptly of and settle all Customer disputes, but, if Lender so elects, Lender will have the right at all times to settle, compromise, adjust, or litigate all Customer disputes directly with the Customer or other complainant upon such terms and conditions as Lender deems advisable without incurring liability to Borrower for Lender's performance of such acts. All of Borrower's books and records concerning Accounts and a copy of Borrower's general ledger will be maintained at the address of Borrower's chief executive office set forth on Item 16 of the Schedule. All Accounts included on any Borrowing Base Certificate will be, except as indicated on such Borrowing Base Certificate or subsequently in writing to Lender, bona fide and existing obligations of Customers arising out of the sale of goods and/or the rendering of services by Borrower in the ordinary course of Borrower's business, owned by and owing to Borrower without defense, setoff or counterclaim, and will be subject to a perfected, first-priority security interest in Lender's favor and will be free and clear of all other Liens.

(b)           Inventory. All Inventory will at all times be located at one of the Inventory locations set forth on Item 16 of the Schedule as the current location of Borrower's chief executive office or a current location of other Collateral, will be subject to a perfected, first-priority security interest in Lender's favor and will be free and clear of all other Liens. Sales of Inventory will be made in compliance with all material requirements of applicable law.

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(c)           Equipment. Borrower will maintain all Equipment used or useful in Borrower's business in good and workable condition, ordinary wear and tear excepted, subject to a perfected, first-priority security interest in Lender's favor and free and clear of all other Liens (other than Permitted Liens), at one of the locations set forth on Item 16 of the Schedule as the current location of Borrower's chief executive office or a current location of other Collateral.

(d)           Defense of Title. All Collateral will at all times be owned by Borrower, and Borrower will defend Borrower's title to the Collateral against the claims of third parties. Borrower will at all times keep accurate and complete records of the Collateral.

(e)           Perfection; Further Assurances. Borrower will give Lender at least 30 days' prior written notice of any change in Borrower's name, state of organization or organizational identification number, any change in the location of Borrower's principal place of business or chief executive office, any change in the locations of Borrower's Inventory or Equipment and any acquisition by Borrower of any interest in real property. Borrower will, at Borrower's expense, promptly execute and deliver from time to time at Lender's request and pay the costs of filing such additional financing statements, mortgages, or other evidences of Liens as may be necessary or desirable to perfect or continue perfection of Lender's security interest in Borrower's property or, at Lender's request, made in Lender's sole and absolute discretion, to create and perfect a Lien on newly acquired personal or real property. Borrower will use all reasonable efforts to obtain from any landlord, warehouseman, processor or other third party operator of premises on which any Collateral is located an acceptable Lien waiver or subordination agreement in Lender's favor with respect to such Collateral. Lender shall have the right to maintain rent reserves and other appropriate reserves against the availability under the Borrowing Base unless and until Lender has received all waivers or subordination agreements required by Lender and containing terms and conditions satisfactory to Lender in its sole discretion from such landlords, warehousemen, or other third party operators of premises where any Collateral is located. All Collateral is and will continue to be, except as expressly consented to by Lender, personal property and will not, by reason of attachment or connection to any realty, either become or be deemed to be a fixture or appurtenance to such realty and will at all times be readily removable without material damage to any realty. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon written request therefor from Lender, endorse and assign such Negotiable Collateral over to Lender and deliver actual physical possession of the Negotiable Collateral to Lender. Borrower shall at any time and from time to time take such steps as Lender may request for Lender (i) to obtain an acknowledgment, in form and substance satisfactory to Lender, of any bailee having possession of any of the Collateral that such bailee holds such Collateral for Lender, (ii) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or chattel paper (including electronic chattel paper) in accordance with Article 9 of the UCC, with any agreements establishing control to be in form and substance satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender's security interest in any of the Collateral and of the preservation of its rights therein.

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(f)           Insurance. Borrower will obtain and maintain in full force and effect insurance covering the Collateral against all risks to which the Collateral is exposed, including loss, damage, fire, theft, and all other such risks, in such amounts, with companies, under such policies and in such form as will be satisfactory to Lender, which policies will name Lender as an additional insured and provide that loss thereunder will be payable to Lender as Lender's interests may appear upon a loss payee endorsement acceptable to Lender. All proceeds of any such insurance will be paid over to Lender directly, and Lender may hold such proceeds as cash collateral, apply such proceeds to payment of the Obligations, whether or not due, in such order of application as Lender determines or, in Lender's sole discretion, apply such proceeds, in whole or in part, to the replacement, restoration or rebuilding of the lost or damaged property. Borrower will provide to Lender from time to time certificates showing such coverage in effect and, at Lender's request, the underlying policies.

(g)           Commercial Tort Claims. If Borrower shall at any time commence, assert or otherwise acquire a commercial tort claim, Borrower shall immediately notify Lender in a writing signed by Borrower of the details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all in accordance with and subject to the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

(h)           Financing Statements. Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as "all assets" of Borrower or words of similar effect and which contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to Lender promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Lender on behalf of Borrower or filed by Lender without the signature of Borrower and may be filed at any time in any jurisdiction. Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming Borrower as the debtor and Lender as the secured party without the prior written consent of Lender, and Borrower agrees that it shall not do so without the prior written consent of Lender.

8.   Negative Covenants.

(a)           No Merger. Borrower will not merge or consolidate with any other Person or sell, transfer, lease, abandon, or otherwise dispose of a substantial portion of Borrower's assets or any of the Collateral or any interest therein, except that, so long as no Default has occurred and is continuing, Borrower may sell Inventory in the ordinary course of Borrower's business.

(b)           No Debt or Liens; Taxes. Borrower will not obtain or attempt to obtain from any Person other than Lender any loans, advances, or other financial accommodations or indebtedness of any kind, nor will Borrower enter into any direct or indirect guaranty of any obligation of another Person, other than (i) Subordinated Debt, and (ii) indebtedness in connection with purchase money security interests constituting Permitted Liens (and capital leases) not to exceed, in aggregated principal amount, the amount set forth on Item 22 of the Schedule at any one time outstanding. Borrower will not permit any of Borrower's assets to be subject to any Lien other than Permitted Liens. Borrower shall pay when due (or before the expiration of any extension period) any tax or other assessment (including all required payments or deposits with respect to withholding taxes), and Borrower will, upon request by Lender, promptly furnish Lender with proof satisfactory to Lender that Borrower has made such payments and deposits.

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(c)           No Distributions. Borrower will not retire, repurchase or redeem any of Borrower's capital stock or other ownership interest in Borrower, nor declare or pay any dividend in cash or other property (other than additional shares of capital stock or additional ownership interests) to any owner or holder of Borrower's shares or other ownership interest.

(d)           No ERISA Liabilities. Borrower will make timely payments of all contributions required to meet the minimum funding standards for Borrower's employee benefit plans subject to the Employee Retirement Income Security Act of 1974 (as amended, "ERISA") and will promptly report to Lender the occurrence of any reportable event (as defined in ERISA) and any giving or receipt by Borrower of any governmental notice (other than routine requests for information) in respect of any such plan.

(e)           Transactions with Affiliates. Borrower will not engage in any transaction with any of Borrower's officers, directors, employees, owners or other Affiliates, except for an "arms-length" transaction on terms no less favorable to Borrower than would be granted to Borrower in a transaction with a Person who is not an Affiliate, which transaction shall be approved by Borrower's disinterested directors and shall be disclosed in a timely manner to Lender prior to the consummation of the transaction.

(f)           Loans/Investments. Borrower will not make any loans or advances to or extend any credit to any Person except (i) the extension of trade credit in the ordinary course of business; and (ii) advances to employees not to exceed an aggregate outstanding amount of $10,000 at any one time outstanding for all employees. Borrower shall not purchase, acquire or otherwise invest in any Person except: (A) existing investments in Borrower's subsidiaries described on Item 12 of the Schedule; (B) direct obligations of the United States of America maturing within one year from the acquisition thereof; (C) certificates of deposit issued by, or investment accounts in, banks or financial institutions having a net worth of not less than $50,000,000; and (D) commercial paper rated A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc. Upon the request of Lender, Borrower agrees to execute any agreement, endorsement, assignment, notice, or other document which Lender requires in order to perfect Lender's security interest in the foregoing permitted investments. Without limiting the generality of the foregoing, Borrower shall not create any new subsidiary.

(g)           Capital Expenditures. Borrower shall not make or incur capital expenditures in excess of the amount set forth on Item 23 of the Schedule during any fiscal year.

(h)           Compensation. Borrower shall not increase the total compensation paid to its officers or directors (or any of their relatives), including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year of Borrower during the term of this Agreement in an aggregate amount for all such officers and directors in excess of limit specified in Item 24 of the Schedule.

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(i)           Amendments of Documents. Borrower shall not amend or modify any note, instrument or agreement in connection with any Subordinated Debt without the prior written consent of Lender.

(j)           Restricted Payments. Borrower shall not prepay any indebtedness or make any payments on Subordinated Debt; provided, however, that a Borrower may make payments that are specifically permitted under the applicable subordination agreement; provided further, however, that upon the occurrence of a Default and an long as it is continuing, Borrower shall not make any payment on Subordinated Debt.

9.   Reporting and Information.

(a)   Financial Statements. Borrower will submit to Lender as soon as available, and in any case not later than 30 days after the end of each month, a balance sheet, a detailed statement of profit and loss and a statement of cash flows, in each case prepared in accordance with GAAP and certified by Borrower's chief financial or accounting officer as presenting fairly, in accordance with GAAP, Borrower's financial condition as of the last day of such month and Borrower's results of operations for such month and for the portion of Borrower's fiscal year ending with such month. Borrower will also submit to Lender annual financial statements within 90 days after the end of each fiscal year, including a balance sheet, the related statement of profit and loss and stockholders' equity and a statement of cash flows, in each case prepared in accordance with the requirements set forth on Item 25 of the Schedule. Borrower will also submit to Lender annually at least 60 days prior to Borrower's fiscal year end forecasted financial statements for the upcoming fiscal year, containing a projected balance sheet and profit and loss statement. Together with each monthly and annual financial statement, Borrower will deliver to Lender the certification of Borrower's chief financial or accounting officer in the form of Exhibit B attached hereto to the effect that Borrower is in compliance with the terms and conditions of this Agreement, and setting forth in detail the calculation of all financial covenants, or, if Borrower is not in compliance, describing the nature of any noncompliance and the steps Borrower is taking or proposes to take to remedy the same.

(b)            Collateral Reports. Concurrent with the execution of this Agreement by Borrower and concurrent with each request for a loan pursuant to Section 2(a), but no less frequently than as required by Item 26 of the Schedule, Borrower shall deliver to Lender a fully completed Borrowing Base Certificate certified by the Chief Executive Officer or Chief Financial Officer of Borrower as being true and correct. Concurrent with the delivery of each such Borrowing Base Certificate, Borrower shall provide a written report to Lender of all materially significant returns, disputes and claims, together with sales and other reports relating to the Accounts and Inventory as required by Lender. Borrower shall deliver to Lender within ten (10) days after the end of each month a report, reflecting the status as of the end of each month and certified by the Chief Executive Officer or Chief Financial Officer of Borrower as being true and correct, containing (i) a current detailed aging, by total and by Customer, of Borrower's Accounts, (ii) a current detailed aging, by total and by vendor, of Borrower's accounts payable, and (iii) a detailed report of Borrower's Inventory, setting forth the quantity, type and cost thereof, all of which shall be set forth in a form and shall contain such information as is acceptable to Lender. Borrower will also conduct a physical inventory count no less frequently than annually, adjust Borrower's records to reflect the results of the count and deliver to Lender monthly a list of locations of Inventory and the types and values of Inventory at each such location, in such form as Lender may require. At Lender's request, Borrower shall conduct such physical inventory counts and deliver such information more or less often than described above and such other information with respect to the Collateral, Borrower or Borrower's business or financial condition as Lender may reasonably request.

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(c)           Obligor Financials. Within 90 days after each fiscal year-end, Borrower will cause each Obligor (other than Borrower) to deliver to Lender a financial statement as of such year-end, in such form as Lender may reasonably request.

(d)           Other Information. Borrower will notify Lender as promptly as possible of any Default, any receipt by Borrower of notice from any governmental authority that Borrower has or may have violated any law, rule or regulation applicable to Borrower or the terms or conditions of any permit or license Borrower holds or is required to hold in connection with the conduct of Borrower's business, any amendment to Borrower's constituent documents and any change in Borrower's management or ownership, and the commencement of any material litigation, claim or action against Borrower.

10.   Inspection Rights; Expenses; Etc.

(a)           Inspection. Lender may examine and make copies of Borrower's records, the Collateral and all other assets of Borrower or any portion thereof, wherever located, and may enter upon Borrower's premises for such purposes, without notice, during business hours. Borrower will assist Lender in whatever way necessary to make each such examination. Lender may discuss Borrower's financial condition with Borrower's independent accountants without liability to Lender or such accountants.

(b)           Performance by Lender. Lender may, from time to time at Lender's option, perform any agreement of Borrower's hereunder which Borrower fails to perform and take any other action which Lender deems necessary for the maintenance or preservation of any of the Collateral or Lender's interest therein, and Borrower agrees to reimburse Lender immediately on demand for all of Lender's expenses in connection with the foregoing (including, without being limited to, reasonable fees and expenses of legal counsel), together with interest thereon at the default rate of interest provided for herein from the date any such expense is incurred until reimbursed by Borrower.

(c)           Field Examinations; Inspections. Lender shall have the right without hindrance or delay to conduct field examinations to inspect the Collateral, Borrower's books and records and all other aspects of Borrower's business. Borrower agrees to pay for such examinations as more fully described on Item 27 of the Schedule. Lender shall have full access to all records available to Borrower from any credit reporting service, bureau or similar service and shall have the right to examine and make copies of any such records. Lender may exhibit a copy of this Agreement to such service and such service shall be entitled to rely on the provisions hereof in providing access to Lender as provided herein.

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11.          Rights of Setoff, Application of Payments, Etc. Lender will be entitled to hold or set off all sums and all other property of Borrower at any time to Borrower's credit or in Lender's possession (or the possession of any of Lender's Affiliates) by pledge or otherwise or upon or in which Lender may have a Lien, as security for any and all of the Obligations. Lender will have the right and is hereby irrevocably authorized and directed to charge to Borrower's account the amounts of any and all such Obligations. Recourse to the Collateral or other security for the Obligations will not at any time be required and Borrower hereby waives any right of marshalling Borrower may have. Borrower's obligation to pay or repay the Obligations is unconditional. Borrower agrees that Lender may take such action with regard to the custody and collection of Accounts assigned to Lender as Lender may deem necessary. Borrower agrees that failure to take any action with regard to any given Account will not be unreasonable until and unless Lender receives a written request for specific action from Borrower with regard thereto and fails to respond thereto within a commercially reasonable time. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner and in such order as Lender may deem advisable.

12.          Attorney-in-Fact.  Borrower hereby appoints and constitutes Lender as Borrower's attorney-in-fact: (a) at any time, (i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment that come into Lender's possession and to deposit or otherwise collect the same; (ii) to send verifications of accounts to Customers; and (iii) to execute in Borrower's name any financing statements, affidavits and notices with regard to any and all Lien rights; and (b) while any Default exists, (i) to receive, open, and dispose of all mail addressed to Borrower; (ii) to notify the postal authorities to change the address and delivery of mail addressed to Borrower to such address as Lender may designate; (iii) to sign Borrower's name on any invoice or bill of lading relating to the Collateral, on drafts against Customers, and notices to Customers; and (iv) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney-in-fact are hereby authorized, ratified and approved, and said attorney-in-fact will not be liable for any errors or mistake of fact or law unless caused solely by the gross negligence or willful misconduct of Lender. This power, being coupled with an interest, is irrevocable while any of the Obligations remain unpaid or Lender has any commitment to Borrower under this Agreement or otherwise.

13.          Defaults and Remedies.

(a)          Defaults. For purposes of this Agreement, "Default" means the occurrence of any of the following events: (i) non-payment when due of any amount payable on any of the Obligations or breach of any covenant or failure to perform any agreement or failure to meet any of Borrower's or any other Obligor's obligations contained herein, in any other Loan Document or in any other agreement out of which any of the Obligations arose; (ii) non-payment when due of the premium on any insurance policy required to be maintained hereunder; (iii) any statement, representation, or warranty made in writing in this Agreement or in any other writing or statement at any time furnished or made by Borrower or any other Obligor to Lender proves to have been untrue in any material respect as of the date furnished or made; (iv) Borrower's default under any other agreement for borrowed money or any other

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agreement involving more than the amount set forth on Item 28 of the Schedule; (v) suspension of the operation of Borrower's present business; (vi) any Obligor becomes insolvent or unable to pay its debts as they mature, or admits in writing that it is insolvent or unable to pay its debts, makes an assignment for the benefit of creditors, makes a conveyance fraudulent as to creditors under any state or federal law, or a proceeding is instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature, or a petition under any provision of Title 11 of the United States Code, as amended, is filed by or against any Obligor, and in the case of any such involuntary proceeding, such proceeding continues undismissed or unstayed for 30 consecutive calendar days or any order granting the relief requested shall be entered; (vii) entry of any judgment in excess of the amount set forth on Item 29 of the Schedule against any Obligor or creation, assertion, or filing of any judgment or tax Lien against the property of any Obligor, in each case which remains undischarged for 10 days after such entry or filing; (viii) death of any Obligor who was a natural person, or death or withdrawal of any partner of any Obligor which is a partnership, or dissolution, merger, or consolidation of any Obligor which is a corporation, partnership or limited liability company; (ix) transfer of a substantial part (determined by market value) of the property of any Obligor; (x) sale, transfer or exchange, either directly or indirectly, of a controlling stock or equity ownership interest of any Obligor (without limiting the generality of the foregoing, a Default shall exist if Christopher J. Reed shall cease to own, directly or indirectly, less than 25% of the capital stock or equity ownership interests of Borrower or cease to have direct or indirect voting control of Borrower); (xi) termination, unenforceability or withdrawal of any guaranty for the Obligations, or failure of any Obligor to perform any of its obligations under such a guaranty or assertion by any Obligor that it has no liability or obligation under such a guaranty; (xii) appointment of a receiver for the Collateral or for any other property in which Borrower has an interest; (xiii) seizure of any Collateral by any Person other than Lender; (xiv) any person identified on Item 30 of the  Schedule shall for any reason cease to hold the office of Borrower set forth opposite such person's name on Item 30 of the Schedule and a replacement satisfactory to Lender shall not be appointed within 60 days; (xv) the occurrence of any act, omission, event or circumstance which has or could reasonably be expected to have a materially adverse effect on Borrower or any other Obligor; (xvi) payment by Borrower on any Subordinated Debt in violation of the applicable subordination agreement; or (xvii) the Pension Benefit Guaranty Corporation or the Department of Labor commences proceedings under ERISA to terminate any of Borrower's employee pension benefit plans.

(b)   Remedies. If a Default occurs and is continuing:

(i)           Lender may, without demand or notice to Borrower, terminate Lender's commitment, if any, to make loans or to extend other financial accommodations to Borrower, and may declare the entire principal amount of all loans outstanding hereunder, all interest thereon, any unpaid fees (including prepayment fees due as a result of acceleration of the foregoing payment obligations) and all other Obligations of any kind or nature to be, and thereupon the same will immediately become, due and payable in full; and, in the event of a Default described under clause (vi) of Section 13(a), such termination and acceleration shall automatically occur without any notice, demand or presentment of any kind. Borrower agrees to deposit with Lender a cash sum equal to the amount of letters of credit and acceptances issued or guaranteed by Lender or any Affiliate of Lender which have not been drawn upon or matured, which funds will be used to reimburse Lender or such Affiliate of Lender upon drawing under any letter of credit or maturity of any acceptances.

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(ii)           Lender may decrease the advance rates set forth in the definition of "Borrowing Base" in Lender's discretion.

(iii)           Lender or Lender's designee may notify Customers that the Accounts have been assigned to Lender and that Lender has a security interest therein, collect them directly, and charge the collection costs and expenses to Borrower's loan account.

(iv)           Lender may (A) exercise any of its remedies under any other Loan Document, (B) apply any cash collateral to the Obligations (without limiting the foregoing, Lender may instruct any bank or other financial institution holding any cash, certificate of deposit or other Collateral to pay over such Collateral to Lender), and (C) draw on any letter of credit issued for the benefit of Lender in connection with this Agreement or any other Loan Document and apply the proceeds thereof to the Obligations, in each case without demand or notice to Borrower or any other Person.

(v)           Without notice to or demand upon Borrower or any other Person, Lender may make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower authorizes Lender to enter each premises where any Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any Lien which in Lender's opinion appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.

(vi)           Lender may ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell the Collateral. Any such sale may be either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms. It is not necessary that the Collateral be present at any such sale.

(vii)           Lender may, without regard to any waste, adequacy of the security or solvency of Borrower, apply for the appointment of a receiver of the Collateral, to which appointment Borrower hereby consents, whether or not foreclosure proceedings have been commenced hereunder or under any other Loan Document and whether or not a foreclosure sale has occurred;

(viii)           Lender may, without notice to Borrower except as expressly provided herein, at Lender's option, exercise any of the remedies available to Lender as a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction, or otherwise available to Lender under applicable law. Borrower agrees, upon Default, to cease the sale or other disposition of the Collateral, except with Lender's prior written consent, and to assemble at Borrower's expense all the Collateral at a convenient place acceptable to Lender. Lender may charge to Borrower's loan account and Borrower will pay Lender upon demand all costs and expenses, including reasonable attorneys' fees (including fees of attorneys that are regular salaried employees of Lender or any of its Affiliates), in connection with: (A) the liquidation of any Collateral; (B) obtaining or enforcing payment of the Obligations; (C) the settlement, adjustment, compromise, or litigation of Customer disputes; or (D) the prosecution or defense of any action or proceeding either against Lender or against Borrower concerning any matter growing out of or in connection with this Agreement and/or any Collateral and/or any Obligations. If at any time Lender pays any state, city, local, federal, or other tax or levy attributable to the Collateral, Borrower will repay to Lender the amount of tax so paid by Lender. Borrower agrees that Lender may apply any proceeds from disposition of the Collateral first to satisfy obligations secured by Liens prior to Lender's security interest. Borrower will remain liable and will pay on demand any deficiencies arising upon the liquidation of any Collateral held by Lender.

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(c)            Notices. If any notice of intended disposition of the Collateral or of any other act by Lender is required by law and a specific time period is not stated therein, such notice, if given five days before such disposition or act, in accordance with the provisions of Section 15(a), will be deemed reasonably and properly given.

(d)            License. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral and Borrower's rights under all licenses, and all franchise agreements shall inure to Lender's benefit.

(e)            Remedies Cumulative. Lender's rights and remedies under this Agreement and all other Loan Documents shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election or acquiescence by it.

14.            Indemnification. Borrower agrees to defend, indemnify, and hold harmless Lender and Lender's directors, officers, employees, Affiliates, representatives, attorneys and agents (each an "Indemnified Person") from and against any and all penalties, fines, liabilities, damages, costs, or expenses of whatever kind or nature asserted against any such Indemnified Person, arising out of or in any way related to this Agreement or any other Loan Document, or the transactions contemplated hereby or thereby, including by reason of the violation of any law or regulation relating to the protection of the environment or the presence, generation, disposal, release, or threatened release of any hazardous materials in connection with Borrower's business on, at or from any property at any time owned or operated by Borrower, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, court costs, and litigation expenses actually incurred; provided, however, that the foregoing indemnity shall not apply to any penalties, fines, liabilities, damages, costs, or expenses that are caused solely by the gross negligence or willful misconduct of Lender. Without limiting the foregoing, Borrower represents and warrants that there has been no loan broker or investment banker involved in connection with the transactions contemplated hereby, and Borrower agrees to indemnify and hold Lender harmless from any claim of compensation payable to any loan broker or investment banker in connection with the transactions contemplated hereby.

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15.   General Provisions.

(a)           Notices. Except as specifically provided in this Agreement or in any of the other Loan Documents, all notices and communications hereunder and thereunder will be in writing or by telephone subsequently confirmed in writing. Notices in writing will be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and will be deemed received, in the case of personal delivery, when delivered; in the case of overnight courier service, on the next Business Day after delivery to such service; in the case of mailing, on the fourth Business Day after mailing; and, in the case of facsimile transmission, upon transmittal if confirmed by the sender's facsimile device; provided that in the case of notices to Lender, Lender will be charged with knowledge of the contents thereof only when such notice is actually received by Lender. A telephonic notice to Lender as understood by Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice. Notices to Lender or Borrower will be sent to the addresses set forth on Item 31 of the Schedule, or any other address for either of Borrower or Lender of which the other is notified by like notice.

(b)           Governing Law. This Agreement will be governed by and construed and enforced according to the laws of the State of California.

(c)           No Waiver. No waiver hereunder will be valid unless in writing signed by Lender and then only to the extent therein stated. No delay or failure on Lender's part in the exercise of any right or remedy hereunder will operate as a waiver thereof or of Lender's right to exercise any other right or remedy.

(d)           Time of Essence. Time is of the essence of this Agreement.

(e)           Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f)   Successors and Assigns. Borrower's and Lender's rights and obligations hereunder will inure to the benefit of Borrower's and Lender's respective successors and assigns, provided that Borrower acknowledges and agrees that without Lender's prior written consent, which may be withheld for any reason or no reason, Borrower may not assign Borrower's rights or obligations or any part thereof hereunder to any other Person. Notwithstanding anything herein to the contrary, Lender may, without the consent of Borrower, grant a security interest in, sell or assign, grant or sell participations or otherwise transfer all or any portion of its rights and obligations hereunder to one or more Persons.

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(g)   Submission to Jurisdiction, Service, Etc.

(i)           Borrower agrees that any suit, action or proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Documents, the Obligations, the relationship between Borrower and Lender created hereby, or arising out of any judgment against Borrower entered by any court or other tribunal of competent jurisdiction with respect to the enforcement of this Agreement, may be instituted in any state or federal court located in the County of Los Angeles, State of California or in any other court having subject matter jurisdiction, as Lender may select in Lender's sole discretion. Borrower hereby expressly and irrevocably submits and consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, hereby waiving personal service of the summons and complaint, or other process or papers issued therein. Borrower hereby waives, to the fullest extent permitted by law, any objection Borrower may have to the venue of any such suit, action or proceeding. Further, Borrower hereby irrevocably waives, to the fullest extent Borrower may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding. Borrower further agrees that a final judgment in any such suit, action or proceeding brought in any such court or tribunal will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii)           Borrower hereby agrees that service of process mailed or delivered to Borrower at Borrower's address for notices provided herein will be deemed in every respect effective service of process upon Borrower in any such suit, action or proceeding in any such court or tribunal and will be taken and held to be valid, personal service on Borrower, irrespective of whether Borrower will then be doing, or at any time will have done, business within the State of California.

(iii)           Nothing in this Section 15(g) will affect Lender's right to serve legal process in any other manner permitted by law or affect Lender's right to bring any action or proceeding against Borrower or Borrower's property in the courts of any other jurisdiction.

(h)           Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR EITHER PARTY'S ACTIONS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF. EACH OF BORROWER AND LENDER ACKNOWLEDGES THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.

(i)           Judicial Reference.

(i)        The parties prefer that any dispute between them be resolved in litigation subject to a Jury Trial Waiver as set forth in Section 15(h) herein, but the California Supreme Court has held that such pre-dispute jury trial waivers are unenforceable. This Section will be applicable until: (i) the California Supreme Court holds that a pre-dispute jury trial waiver provision similar to that contained in Section 15(h) herein is valid or enforceable; or (ii) the California Legislature passes legislation and the governor of the State of California signs into law a statute authorizing pre-dispute jury trial waivers and as a result such waivers become enforceable.

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(ii)           Other than the exercise of provisional remedies (any of which may be initiated pursuant to applicable )aw), any controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Venue for the reference proceeding will be in the Superior Court or Federal District Court in Los Angeles County, California (the "Court").

(iii)           The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. The referee shall be appointed to sit with all the powers provided by law. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

(iv)           The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (a) set the matter for a status and trial-setting conference within forty-five (45) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(v)           The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to "priority" in conducting discovery, depositions may be taken by either party upon ten (10) days written notice, and all other discovery shall be responded to within twenty (20) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(vi)           Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

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(vii)           The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision pursuant to CCP Section 644 the referee's decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court. The final judgment or order or from any appealable decision or order entered by the referee shall be fully appealable as provided by law. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(viii)           If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(ix)           THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN THEM WHICH ARISES OUT OF OR IS RELATED TO THIS AGREEMENT.

(j)           Waiver of Hearing.  BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH BORROWER HAS UNDER PROVISIONS OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTI'T'LING LENDER, ITS SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON A DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH LENDER MAY HAVE, BORROWER CONSENTS THAT, IF LENDER FILES A PETI'T'ION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH APPLICABLE LAW AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH APPLICABLE LAW, WI I HOUT THE NECESSITY OF AN ACCOMPANYING BOND AS MAY BE REQUIRED IN ACCORDANCE WITH ANY APPLICABLE LAW.

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(k)         Expenses. Borrower shall pay on demand all of Lender's costs, fees (including the reasonable fees and out-of-pocket expenses of Lender's counsel) and expenses in connection with this Agreement, the other Loan Documents, and the transaction contemplated by this Agreement and the other Loan Documents (in each case whether incurred on, prior or subsequent to the Agreement Date), including, but not limited to, costs, fees and expenses in connection with (i) underwriting and performing due diligence with respect to the transactions contemplated hereby, (ii) the preparation, reproduction, execution, delivery, administration and enforcement of this Agreement, any amendments, modifications or restatements of this Agreement or any of the other Loan Documents, (iii) auditing, inspecting and evaluating the Collateral and the Borrower's business, and (iv) agreements between Lender and other Person which are related to the transactions contemplated by this Agreement. In addition, Borrowers shall pay any and all stamp and other taxes and recording and filing fees payable in connection with the execution and delivery of all other instruments and documents to be delivered hereunder. Such amounts may be charged by Lender to Borrower's account as one or more loans hereunder. All provisions in this Agreement providing for the payment or reimbursement of Lender's attorneys' fees and expenses include, without limitation, such fees and expenses incurred pursuant to or in connection with proceedings brought under 11 U.S.C., the Federal Bankruptcy Code.

(l)           Execution in Counterparts; Execution by Fax; Waiver of Acceptance. This Agreement may be executed in separate counterparts, all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any other Loan Document by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Any party delivering an executed counterpart of this Agreement or any other Loan Document by facsimile also shall deliver an original executed counterpart of this Agreement or such other Loan Document, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or such other Loan Document. To the fullest extent permitted by applicable law, Borrower waives notice of Lender's acceptance of this Agreement and the other Loan Documents.

(m)   Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the day and year first above written.

REED'S, INC., a Delaware corporation

By: /s/ Chris Reed
Name: Chris Reed
Title: CEO

FCC, LLC, a Florida limited liability company doing business as FIRST CAPITAL WESTERN REGION, LLC

By: /s/ Robert Yasuda
Name: Robert Yasuda
Title: Senior Vice President

S-1
Loan and Security Agreement

NOTARY JURAT FOR EXECUTION OF
WRITTEN OBLIGATIONS TO PAY MONEY

On this the __ day of May, 2008, before me, the undersigned, a Notary Public in and for the State of  CA, County of     Los Angeles    ,      Chris Reed     personally appeared, who is personally known to me or proved to me on the basis of satisfactory evidence to be the      CEO     of REED'S, INC., a Delaware corporation, who, being by me first duly sworn, stated that:

1.
He executed the foregoing Loan and Security Agreement on behalf of such corporation pursuant to its by-laws or a resolution of its board of directors, said execution taking place in the State of California, County of Los Angeles; and

2.	He has this day delivered the foregoing Loan and Security Agreement to FIRST CAPITAL WESTERN REGION, LLC, at Los Angeles County, California [via personal delivery] [via overnight courier].

Signature of Borrower's Officer:

By: /s/ Chris Reed
Name: Chris Reed

State of California
County of Los Angeles

Subscribed and sworn to (or affirmed) before me on this    24th    day of May, 2008, by    Chris Reed   , personally known to me or proven to me on the basis on satisfactory evidence to be the person(s) who appeared before me.

                   /s/ Bob Babanian
Notary Signature

My Commission Expires:

                       July 10, 2010

[Affix Notarial Seal]

Notary Jurat

STATE OF CA	)
COUNTY OF Los Angeles	)ss.
)

On May   29 , 2008, before me, the undersigned a Notary Public in and for said State, personally appeared     Chris Reed    personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

              /s/ Bob Babanian                                (SEAL)
Notary Public

Notary

AFFIDAVIT REGARDING DELIVERY

I,    Robert Yasuda   , have received delivery of the foregoing Loan and Security Agreement on behalf of FIRST CAPITAL WESTERN REGION, LLC.

Date: May 30, 2008

/s/ Robert Yasuda
Signature of Officer of FIRST CAPITALWESTERN REGION, LLC

Affidavit Regarding Delivery

CALIFORNIA JURAT WITH AFFIANT STATEMENT

State of California
County of Los Angeles

Subscribed andsworn to (or affirmed) before me on this   30   day of      May    , 2008, by     Robert Yasda     proved to me on the basis of satisfactory evidence to be the person who appeared before me.

Signature:       /s/ Veronica Cantero
Sgnature of Notary Public

SCHEDULE

This Schedule is a part of the foregoing Loan and Security Agreement dated as of May 30, 2008, between REED'S, INC., as borrower ("Borrower"), and FIRST CAPITAL WESTERN REGION, LLC, as lender ("Lender").

1.           Borrowing Base

"Borrowing Base" means, at any time, an amount equal to:

(a)    the lesser of:

(i)           Maximum Credit Limit, and

(ii)           the sum of:

(A)           80% of the dollar amount of Eligible Accounts; plus

(B)           As of the Closing Date, Eligible Inventory shall not be included in the Borrowing Base and the amount under this clause (B) shall be zero dollars ($)). Following the Closing Date Lender may, in its sole and absolute discretion, elect to include Eligible Inventory in the Borrowing Base. If Lender makes such an election, then effective upon the issuance by Lender of a written notice to Borrower of such election (an "Election Notice") and if the conditions subsequent in Item 6.2(b) and of this Schedule have been satisfied, the amount under this clause (B) shall be determined by Lender, which amount may be calculated based on a formula. If Lender issues to Borrower an Election Notice and such notice does not specify an amount or formula to determine the amount of the Borrowing Base to attribute to the Eligible Inventory, then the amount attributed to the Eligible Inventory shall be equal to the lesser of:

(1)	$1,000,000, and

(2)	50% of the dollar value (determined at the lower of cost or market value) of Eligible Inventory,

minus

(b) the sum of:

(i)
the Dilution Reserve and such other reserves as Lender may establish from time to time in its discretion, including, but not limited to, reserves for excessive and slow-moving Inventory and reserves for inaccuracies in Borrower's perpetual Inventory records, plus

(ii)
the amount available to be drawn under, plus the amount of any unreimbursed draws with respect to, any letters of credit or acceptances which have been issued, created or guaranteed by Lender or any Affiliate of Lender for Borrower's account.

Schedule 1

2.   Accounts Eligibility

(a)           Accounts Age: Any Account with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due shall not constitute an Eligible Account.

(b)           Cross-Aging Percentage: 25%

(c)           Concentration Limit: 15% for all Customers other than (i) United Natural Foods, Inc., for which the Concentration Limit is 40%, and (ii) Trader Joe's, for which the Concentration Limit is 20%.

3.   Permitted Liens

Existing Liens and financing statements: none

Financing Statement Number, Jurisdiction and Filing Date	Secured Party	Collateral

4.   Persons Authorized to Request Loans

Name:	Title:
Christopher J. Reed	President
Vicki Rhoades	Accounts Receivable

5.   Collection Days:     2 Business Days

6.   Conditions To Initial Loans

6.1   Conditions Precedent. Items listed below are required to be delivered, in form and substance satisfactory to Lender in its sole discretion, as a condition to Lender's obligation to fund the initial loan or extend the first financial accommodation to Borrower under this Agreement.

(a)	Certified copy of Borrower's articles of incorporation

(b)
Certificate of Secretary of Borrower as to constituent documents, bylaws, authorizing action (e.g., corporate resolutions) and incumbency of officers/status and specimen signatures of authorized signers

(c)	Good Standing Certificate (States of Delaware and California and all other states in which Borrower is qualified to do business)

(d)	The Deed of Trust properly executed and notarized

(e)
A commitment from a title insurance company acceptable to Lender to issue an ALTA title insurance policy, with endorsements required by Lender, insuring the lien of the Deed of Trust in an amount not less than $2,000,000 and subject to only those exceptions that have been approved in writing by Lender

Schedule 2

(f)	Lien search results confirming filing of UCC-1 in favor of Lender and priority of Lender's security interest in the Collateral

(g)	Lien termination documents from Business Alliance Capital Company, Overnite Capital, LLC, and any other creditor whose filings are to be terminated, etc.

(h)	Landlord, warehouseman or other bailee waivers

(i)	Unlimited Continuing Guaranty in favor of Lender by Christopher J. Reed and a validity guaranty in favor of Lender by the Chief Financial Officer of Borrower

(j)	[Intentionally omitted]

(k)	Lockbox, blocked account or agency account agreement(s)

(1)
Financial statements for Borrower including a pro forma statement certified bythe Chief Financial Officer of Borrower demonstrating to the satisfaction of Lender that following the initial funding under this Agreement and the payment of all accounts payable past due beyond 90 days past the applicable due date, Borrower shall have unused borrowing availability, net of reserves, of not less than $500,000

(m)	Appraisal reports including an appraisal of the Real Property reflecting an equity value, net of Liens senior to the Lien of the Deed of Trust, of no less than $1,500,000

(n)	Borrowing Base Certificate, together with schedules of Accounts and Inventory and other supporting documentation, in each case as of a date acceptable to Lender

(o)	Evidence of the filing of Financing statements, including fixture filings regarding the Collateral

(p)	Officer's certificate as to representations, warranties and no defaults issued by the Manager of Borrower

(q)	Solvency certificate with respect to Borrower

(r)	Opinion letter of Borrower's legal counsel

(s)	All other items described on the Schedule of Closing Documents previously delivered by Lender or Lender's counsel to Borrower or Borrower's counsel

Schedule 3

6.2     Conditions Subsequent. Items listed below are required to be delivered, in form and substance satisfactory to Lender in its sole discretion, as a condition subsequent to Lender's obligation to fund the initial loan or extend the first financial accommodation to Borrower under this Agreement. If the items listed below are not delivered to Lender within the applicable time period, then a Default shall be deemed to have occurred under this Agreement.

(a)           Within 30 calendar days following the Agreement Date, a deposit account control agreement executed by City National Bank and Borrower

(b)           Within 45 calendar days following the Agreement Date, a mortgagee waiver and consent agreement executed by Lehman Brothers

(c)           Within 45 calendar days following the Agreement Date, an ALTA title insurance policy, with endorsements required by Lender, insuring the lien of the Deed of Trust in an amount not less than $2,000,000 and subject to only those exceptions that have been approved in writing by Lender

7.   Termination Date

This Agreement will terminate on the second anniversary of the Agreement Date; provided, however, that this Agreement will be renewed for succeeding one-year periods thereafter unless written notice of termination is provided by either party to the other at least 60 days prior to the then-effective termination date.

8.   Interest Margin:    5.75%

9.   Default Margin:    5%

10.   Fees

(a)           Upon execution of this Agreement, in consideration of Lender's structuring, approving and committing to this Agreement, but without affecting Borrower's obligation to reimburse Lender for costs associated with this Agreement and the transactions contemplated hereby as provided elsewhere in this Agreement, Borrower agrees to pay Lender a fee in the amount of $15,000, which will be fully earned on the Agreement Date and non-refundable when paid.

(b)           On each anniversary of the Agreement Date, as an annual fee for providing of financial accommodations pursuant to the terms of this Agreement, but without affecting Borrower's obligation to reimburse Lender for costs associated with this Agreement and the transactions contemplated hereby as provided elsewhere in this Agreement, Borrower shall pay to Lender a fee in the amount one-half percent (0.50%) of the then prevailing Maximum Credit Limit, which will be fully earned on each such anniversary date and non-refundable when paid.

Schedule 4

(c)           Lender shall be entitled to charge a monthly minimum interest charge for each calendar month during the term of this Agreement that the average outstanding principal balance of the advances made pursuant to Section 2(a) during such month was less than $1,000,000 (the "Minimum Average Monthly Loan Balance"); provided, however, that (i) if Lender has not issued an Election Notice and committed to provide a sublimit for advances against Eligible Inventory of not less than $300,000 within 60 calendar days following the Agreement Date, then effective on the 61st calendar day following the Agreement Date the Minimum Average Monthly Loan Balance shall be reduced to $700,000, and (ii) if the Minimum Average Monthly Loan Balance has been reduced to $700,000 pursuant to clause (i) and thereafter Lender issues an Election Notice and commits to provide a sublimit for advances against Eligible Inventory of not less than $300,000, then effective on the date Lender issues such Election Notice the Minimum Average Monthly Loan Balance shall be increased to S1,000,000. The monthly minimum interest charge shall be equal to the amount, if any, by which the interest charged for such month on the outstanding advances under Section 2(a) was less than the amount of interest that would have been charged had the average outstanding principal balance for such month equaled the Minimum Average Monthly Loan Balance. The monthly minimum interest charge shall represent an unconditional payment to Lender in consideration of Lender's agreement to extend financial accommodations to Borrower pursuant to this Agreement.

(d)           On the first day of each month during the term of this Agreement following the issuance of an Election Notice pursuant to this Agreement, an unused line fee in an amount equal to 0.50%, per annum, times the result of (i) the Maximum Credit Limit, less (ii) the average daily net principal amount of loans outstanding hereunder during the immediately preceding month.

(e)           In the event that Borrower terminates this Agreement (which termination shall be on not less than sixty (60) days prior written notice) for any reason after the date that is six months following the Agreement Date and termination is effective other than on a day which is the last day of the then current term of this Agreement, Borrower will pay to Lender on or prior to the effective date of such termination an early termination fee equal to: (i) if the date of termination is prior to the first anniversary of the Agreement Date, three percent (3%) of the amount set forth in Item 1(a)(i) of this Schedule, and (ii) if the date of termination is after the first anniversary of the Agreement Date, two percent (2%) of the amount set forth in Item 1(a)(i) of this Schedule, provided, however, that if (i) within 60 calendar days following the Agreement Date Lender has not issued an Election Notice and committed to provide a sublimit for advances against Eligible Inventory of not less than $300,000, or (ii) if Lender notifies Borrower in writing that Lender will not include Eligible Inventory in the Borrowing Base, then in either case on long as no Default has occurred and is continuing at the time Borrower terminates this Agreement, Borrower shall be obligated to pay Lender an early termination fee in connection with such termination equal to one-half percent (0.50%) of the amount set forth in Item 1(a)(i) of this Schedule.

All of the foregoing fees constitute compensation to Lender for services rendered and are not interest or a charge for the use of money. Each installment of such fees shall be fully earned when due and payable and shall not be subject to refund or rebate.

11.   Organizational Information

Exact Legal Name of Borrower:	Reed's, Inc.
State of Organization:	Delaware
Type of Organization:	Corporation
Organizational Identification Number:	3433903

Schedule 5

12.   Subsidiaries and Investments in Other Persons:

13.   Pending Litigation: none

14.   Existing Debt and Guarantees: loan on building lehman brothers 1.7 million on real, estate.

15.   Prior Legal Names: Original Beverage Corporation

Prior or Current Trade or Fictitious Names:

Mergers and Acquisitions: acquire Virgil's Root Beer and China cola in two separate transactions in 2000.

16.   Locations of Offices and Collateral

Current Chief Executive Office:	1300 South Spring Street
Los Angeles, California 90061

Other Locations of Chief Executive Office in past five years: none

Other Current Collateral Locations: none

17.           Ownership Structure: corporation common stock public shareholders symbol REED 8.9 million shares outstanding NASDAQ.

18.           Owned Real Property: 12930 and 13000 South Spring Street, Los Angeles, CA 90061.

Leased Real Property (including legal name of landlord and monthly rent): none

Warehousemen, processors, consignees or other bailees in possession or control of any Inventory (include name, address where Inventory is stored and description of the arrangement):

Warehouse	ext

Valley Distribution	1 Passin Dr.	Wilkes-Barre	PA	18702	570-654-2403	217	Kathey Engle
Advanced Packing	660 Spreckels Ave.	Manteca	CA	94587	209-825-7939	7792	Brandie Ramirez
LaGrou	1800 S. Wolf Rd.	Des Plaines	IL	60018	847-298-9185	227	Debbie Yingling
United Warehouse	1750 Occidental Ave.	Seattle	WA	98124	206-682-4535	210	Vicci
Ronnybrook Farms	1 Prospect Hill Rd.	Ancramdale	NY	12503	518-398-8000		Kate
United States Cold Storage	33400 Dowe Ave.	Union City	CA	93718	510-489-8300		Susan
Cj Hendriks	Plimsollweg 4 1042 AS	Amsterdam	NL				Fred

Schedule 6

19. Bank Accounts:	City National Bank Santa Monica, CA Acct. No.: 017-236482 ABA No.: 122016066

20.   Commercial Tort Claims: none

21.   Financial Covenants:

(a)           Commencing July 31, 2008, Borrower shall maintain, as of the last day of each month for three-month period then ended (but for the month ended July 31, 2008, for the one-month period then ended and for the month ended August 31, 2008, for the two-month period then ended), a ratio of Borrower's (i) net income (excluding extraordinary gains) before provision for interest expense, taxes, depreciation and amortization, less cash taxes paid and unfinanced capital expenditures during such period, to (ii) interest expense, plus payments of principal actually made or scheduled to be made with respect to indebtedness (other than scheduled but unpaid payments on Subordinated Debt and principal payments on revolving loans under this Agreement), plus payments with respect to capitalized leases, plus dividends and distributions during such period, of at least 1.0 to 1.0.

(b)           As of June 30, 2008, Borrower shall have a Tangible Net Worth of at least $4,306,570. Thereafter, as of the last day of each month, Borrower's required minimum Tangible Net Worth shall be increased by 50% of the Borrower's net income for the calendar month then ended (without reduction for any losses during any such calendar month). As used herein, "Tangible Net Worth" means, as of any date, the total assets of Borrower minus the total liabilities of Borrower calculated in conformity with GAAP, less all amounts due from Borrower's Affiliates and the amount of all intangible items reflected therein.

(c)           The net loss from Borrower's operations, as determined in accordance with GAAP, for the three month period ended June 30, 2008, shall not exceed $400,000.

22.   Permitted Purchase Money Debt:   $450,000

23.   Permitted Capital Expenditures:   $450,000 during any fiscal year

24.   Maximum Annual Increase in Officers' Compensation: Borrower represents and warrants to Lender that the aggregate compensation paid and to be paid to Borrower's officers and directors for Borrower's current fiscal year shall not be more than 110% of the aggregate amount paid during the fiscal year that ended December 31, 2007. Such compensation shall not increase by more than 10% per fiscal year hereafter.

Schedule 7

25.   Annual Financial Statements: To be audited by an independent practicing certified public accountant acceptable to Lender.

26.   Borrowing Base Certificates: Borrower shall deliver to Lender a Borrowing Base Certificate no less frequently than weekly by 10:30 a.m. on the first Business Day of each week and determined as of the close of business on the last Business Day of the immediately preceding week.

27.   Field Examinations: In connection with the first four (4) field examinations during each consecutive twelve (12) month period during the term of this Agreement, as well as in connection with any field examinations conducted during a period that a Default exists and is continuing hereunder, Borrower agrees to pay to Lender Lender's customary fees and disbursements, based upon prevailing market rates, relating to field examinations of the Collateral, of Borrower's business and Borrower's books and records, which, as of the Agreement Date, are $900 per examiner per day plus all of the out-of-pocket examination costs and travel and other expenses incurred by such examiners.

28.   Cross Default Amount:$100,000

29.   Judgment Cross Default Amount: $100,000

30.   Change of Management Default:

Name	Office
Christopher J. Reed	President
Christopher J. Reed	Chief Financial Officer

31.   Notice Addresses:

If to Borrower: If to Lender:
Reed's, Inc.
13000 South Spring Street
Los Angeles, California 90061
Attn: Christopher J. Reed
Facsimile No.: 310-217-9411

First Capital Western Region, LLC
700 S. Flower Street, Suite 2325
Los Angeles, California 90017
Attn: Robert Yasuda
Facsimile No.: 213.417.0877

Schedule 8

With a copy to: Buchalter Nemer
1000 Wilshire Blvd., Suite 1500
Los Angeles, California 90017
Attn: William Schoenholz, Esq.
Facsimile No.: 213.630.5654

Schedule 9

Appendix 1

A.	Minimum Fixed Charge Coverage Ratio Requirement 1 to 1

Fixed Charge Coverage Ratio
(a) net income (excluding extraordinary gains), plus interest expense, plus taxes, plus depreciation and amortization, less cash taxes paid and unfinanced capital expenditures, divided by (b) interest expense, plus principal payments made or scheduled to be made with respect to indebtedness (other than scheduled but unpaid amounts on Subordinated Debt and principal repayments of the revolving loans under the Loan Agreement) plus payments on capitalized leases, plus dividends and distributions

Net Income	$___________ , plus
Interest Expense	$___________ , plus
Taxes	$___________ , plus
Depreciation	$___________ , plus
Amortization	$___________ , minus
Cash Taxes	$___________ , minus
Unfinanced Capital Expenditures	$___________ , equals
Numerator	$___________

Interest Expense	$___________ , plus
Principal Payments Made	$___________ , plus
and scheduled to be made
with respect to indebtedness
Capitalized Lease Payments	$___________ , plus
Dividends & Distributions	$___________ , equals

Denominator
Actual Fixed Charge Coverage Ratio = ____________ to 1

B.
As of June 30, 2008, minimum Tangible Net Worth, plus Subordinated Debt requirement of $4,306,570, which minimum Tangible Net Worth shall be increased by 50% of Borrower's Net Income as of each calendar month ending thereafter (without reduction for any losses during any such calendar month).

Tangible Net Worth = Total Asses, minus Total Liabilities, minus amounts due from Affiliates, minus Intangibles

Total Assets	$___________ , minus

Total Liabilities	$___________ , minus

Amounts due from Affiliates	$___________ , minus

Intangible assets	$___________ , plus

50% of Borrower's Net Income	$___________ ,

Actual Tangible Net Worth	$___________

Appendix 1

EXHIBIT A

FIRST CAPITAL - DAILY BORROWING BASE CERTIFICATE

REPORT #: DATE: Reed's, Inc.

LINE #	COLLATERAL TYPES	Accounts Receivables	Inventory	TOTAL	LINE #
	LINE AMOUNTS				
(1)	BEGINNING COLLATERAL (FROM PREVIOUS REPORT)			$0.00	(1)
(2)	PLUS: SALES (A/R) or PURCHASES (INV.)			$0.00	(2)
(3)	LESS: CREDITS (A/R) or WITHDRAWALS (INV.)			$0.00	(3)
(4)	ENDING COLLATERAL			$0.00	(4)
(5)	INELIGIBLE COLLATERAL			$0.00	(5)
(6)	TOTAL ELIGIBLE COLLATERAL			$0.00	(6)
(7)	PERCENT OF ADVANCE ON ELIGIBLE COLLATERAL	80.00%	50.00%		(7)
(8)	ENTER LESSER OF COLLATERAL LOAN VALUE OR LINE	$0.00	$0.00	$0.00	(8)
(8a)	RESERVES ESTABLISHED: (Dilution Reserve)				
(8b)	ACTUAL COMPUTED LOAN VALUE			$0.00	
	LOAN INFORMATION			**TOTAL**	
(9)	BEGINNING LOAN (FROM PREVIOUS REPORT)				(9)
(10)	LESS: COLLECTIONS				(10)
(11)					(11)
(12)	+ (-) ADJUSTMENTS				(12)
(13)	NET LOAN OUTSTANDING BEFORE ADVANCES			$0.00	(13)
(14)	AVAILABLE TO BORROW (LINE 8b MINUS LINE 13)			$0.00	(14)
(15)	ADDITIONAL ADVANCE REQUESTED (includes wire fees)				(15)
(16)	NEW LOAN BALANCE (LINE 13 PLUS LINE 15)			**$0.00**	(16)
(17)	NET AVAILABILITY (LINE 8b MINUS LINE 16)			$0.00	(17)

SALES DETAIL			CREDIT DETAIL		DEPOSIT LISTINGS	
SALES from Sales Journal			COLLECTIONS - LINE 10			1
CREDITS from Sales Journal			Bad Debt Adjustment			2
SALES from Sales Journal before 01/02/0[illegible]			Credit card receipts			3
OTHER AGE Adj.			Other			3
			Other			4
OTHER (Non A/R) mailorder			Other (Non A/R)			
NET SALES - LINE 2	6963	$0.00	TOTAL CREDIT - LINE 3	$ -	$ -	TOTAL

Borrower hereby (a) as security for the repayment of Borrower's present and future indebtedness to FCC, LLC, dba First Capital (herein"FCC"), assigns, transfers and pledges to FCC, its successors and assigns, and gives and agrees that FCC has a security interest in, under and pursuant the Loan and Security Agreement and/or other financing instruments between Borrower and FCC, the Accounts specifically described in the invoice copies or schedules of accounts receivable attached hereto and identified herein, and the Inventory (i.e. Merchandise) generally identified herein or described in lien statements or security agreements attached hereto, and in all presently outstanding Accounts and in all Inventory now owned by Borrower, and all Accounts and Inventory hereafter created, acquired or purchased by Borrower; (b) warrants and certifies to FCC that all Accounts created since the prior Report are evidenced by invoice copies or schedules of accounts receivable attached hereto, and that the total of all Accounts on the books and records of Borrower at said date is as shown and there is now owing on Accounts that amount; (c) warrants and certifies to CBC that all inventory made or acquired since the prior report is identified herein or is eveidenced by suppliers' invoices, purchased journals, production reports, or other records attached hereto, and that the total of all inventory of Borrower is as shown as of the date shown hereon for Inventory and that Borrower now has in its possession and control, or in the possession of a third party of its account which third party has been identified in writing by Borrower to FCC, Inventory in that amount; (d) warrants that the total of withdrawals since the prior report are as shown; and (e) warrants that all collections received or credits allowed on Accounts previously assigned to FCC have been duly and regularly entered to the credit of the respective debtors on the books and accounts of Borrower; that all such collections have been remitted and all such credits have been reported to FCC promptly; that none of the Accounts previously or hereby assigned have been sold, assigned or pledged to any other party; and that prompt report has been made to FCC of returned or rejected goods covered by any Account previously assigned, with payment to FCC of the amount thereof.

Must be signed by : Christopher Reed or Vicki Rhoades

Reed's, Inc.

BORROWER

By: ______________________ 1/0/1900

(AUTHORIZED SIGNATURE)

This assignment and security agreement is accepted by FCC, LLC, dba First Capital Western Region, in Los Angeles, California, in reliance on the warranties, certifications and agreements of Borrower above, and those contained in said Loan and Security Agreement.

FCC, LLC

By: ______________________

TITLE

213-412-1542

Exhibit A
A-1

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE

[TO BE PROVIDED ON BORROWER'S LETTERHEAD]

_________________, 200_

First Capital Western Region, LLC
700 S. Flower Street,
Suite 2325 Los Angeles, California 90017
Attn.: ___________________

The undersigned, the ____________ of Reed's, Inc., a Delaware corporation ("Borrower"), gives this certificate to First Capital Western Region, LLC ("Lender"), in accordance with the requirements of that certain Loan and Security Agreement dated as of May , 2008 between Borrower and Lender (as amended from time to time, the "Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

No Default exists on the date hereof, other than:____________ [if none, so state].

As of the date hereof, Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding Borrower's failure to pay or delay in payment of any such rent or other charges.

Set forth on Appendix 1 attached hereto is a true, accurate and complete calculation with respect to the financial covenants of Borrower under the Loan Agreement.

Yours truly,

Reed's, Inc.

By:_____________________________
Name: ___________________________
Title: ____________________________

Exhibit B
B-1

Exhibit "C"

[See attached]

Exhibit C

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: BUCHALTER NEMER 1000 Wilshire Blvd., 15th Floor Los Angeles, California 90017 Attn: Brandon J. Biegenzahn

APN: 6132-039-014 and 6132-039-015

THIS DOCUMENT TO IBE RECORDED BOTH AS
A DEED OF TRUST AND FIXTURE FILING

THIS DOCUMENT SECURES OBLIGATIONS WI-ITCH CONTAIN
PROVISIONS FOR A VARIABLE RATE OF INTEREST

STATE OF CALIFORNIA                         )
                                                                       )
COUNTY OF LOS ANGELES                    )

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT and FIXTURE FILING made this 30th day of May, 2008, by REED'S, INC., a Delaware corporation ("Trustor"), having an address at 13000 S. Spring St., Los Angles, CA 90061, as trustor, to FIDELITY NATIONAL TITLE COMPANY, a California corporation ("Trustee") for the benefit of FIRST CAPITAL WESTERN REGION, LLC, whose address is 700 S. Flower Street, Suite 2325, Los Angeles, CA 90017 ("Beneficiary").

WITNESSETH

THIS DEED OF TRUST CONSTITUTES A FIXTURE FILING UNDER SECTION 9502 OF THE UNIFORM COMMERCIAL CODE OF THE STATE OF CALIFORNIA. TO THE EXTENT THE GOODS ARE FIXTURES UNDER THE LAWS OF THE STATE OF CALIFORNIA, THE FIXTURES ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED ON EXHIBIT "A" ATTACHED HERETO, COMMONLY KNOWN BY THE STREET ADDRESS: 12930 AND 13000 SOUTH SPRING STREET, LOS ANGELES, CALIFORNIA 90061. THE NAME OF THE RECORD OWNER OF THE REAL PROPERTY IS REED'S, INC., A DELAWARE CORPORATION.

FOR THE PURPOSE OF SECURING (a) the payment and performance of all indebtedness and Obligations of Trustor arising under that certain Loan and Security Agreement dated of even date herewith (the "Loan Agreement"; Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement), between
Trustor, as borrower, and Beneficiary, as lender, and other agreements related to the Loan Agreement (such other agreements, along with the Loan Agreement, arc collectively the "Loan Documents"), and any extension, renewal, consolidation or replacement thereof; (b) the payment and performance of all indebtedness and obligations of Trustor arising under this Deed of Trust, including, without limitation, those contained in Section 1.27 hereof, and other documents executed by Trustor in connection herewith, and (c) payment of any money advanced by Beneficiary to Trustor, or its successors, with interest thereon, evidenced by notes (indicating that they are so secured). executed by Trustor or its successor, Trustor has granted, mortgaged, bargained, sold, alienated, enfeoffed, released, conveyed and confirmed, and by these presents does grant, mortgage, bargain, sell., alienate, enfeoff, release, convey and confirm unto the Trustee, in trust, WITH POWER OF SALE, all its estate, right, title and interest in, to and under any and all of the property located in the City of Los Angeles, County of Los Angeles, State of California, and more particularly described in Exhibit "A" attached hereto and made a part hereof, including all easements, rights, privileges, tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim, demand, reversion or remainder whatsoever of Trustor therein or thereto, either at law or in equity, in possession or expectancy, now or hereafter acquired, including, without limitation, all and singular the ways, waters, water courses, water rights and powers, liberties, privileges, sewers, pipes, conduits, wires and other facilities furnishing utility or other services to the property (collectively, the "Land");

TOGETHER with all of the right, title and interest of Trustor in and to all buildings, structures and improvements now or hereafter erected on the-Land including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever now or hereafter located on or forming part of said buildings, structures and improvements (collectively, the "Improvements"; the Land and Improvements being hereinafter collectively referred to as the "Premises");

TOGETHER with all of the right, title and interest of Trustor in and to the land lying in the bed of any street., road, highway or avenue in front of or adjoining the Premises;

TOGETHER with all of the right, title and interest of Trustor in and to any and all award and awards heretofore made or hereafter to be made by any governmental authorities to the present and all subsequent owners of the Premises which may be made with respect to the Premises as a result of the return of excess taxes paid on the Mortgaged Property, the exercise of the right of eminent domain, the alteration of the grade of any street or any other injury to or decrease of value of the Premises, which said award or awards are hereby assigned to Beneficiary and Beneficiary, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such award or awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same as hereinafter provided; and Trustor hereby covenants and agrees to and with Beneficiary, upon request by Beneficiary, to make, execute and deliver, at Trustor's expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award or awards to Beneficiary free, clear and discharged of any and all encumbrances of any kind or nature whatsoever;

TOGETHER with all of the right, title and interest of Trustor in and to all goods, equipment, machinery, furniture, furnishings, fixtures, appliances, inventory, ..building, materials, chattels and articles of personal property (other than personal property which is or at any time has become Hazardous Substances, as hereinafter defined), including any interest therein, HOW or at any time hereafter affixed to, attached to, or used in any way in connection with or to be incorporated at any Limo into the Premises, or placed on any part thereof but not attached or incorporated thereto, together with any and all replacements thereof, appertaining and adapted to the complete and compatible use, enjoyment, occupancy, operation or improvement of the Premises (collectively, the "Chattels");

TOGETHER with all of the right, title and interest of Trustor in and to leases of the Premises or the Chattels or any part thereof now or hereafter entered into and all right, title and interest of Trustor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder (whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms) and all rights to all insurance proceeds and unearned premiums arising from or relating to the Premises and all other rights and easements of Trustor now or hereafter existing pertaining to the use and enjoyment of the Premises and all right, title and interest of Trustor in and to all declarations of covenants, conditions and restrictions as may affect or otherwise relate to the Premises;

TOGETHER with all of the right, title and interest of Trustor in and to all sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into with respect to the sale to any purchasers of any part of the Premises, and all deposits and other proceeds thereof;

TOGETHER with all of the right, title and interest of Trustor in and to all permits, plans, licenses, specifications, subdivision rights, tentative tract maps, final tract maps, security interests, contracts, contract rights or other rights as may affect or otherwise relate to the Premises;

TOGETHER with all of the right, title and interest of Trustor in and to all rights of Trustor in or to any fund„ program or trust monies and any reimbursement therefrom directly or indirectly established, maintained or administered by any governmental authority or any other individual or entity which is designed to or has the effect of providing funds (whether directly or indirectly or as reimbursement) for the repair or replacement of storage tanks (whether above or below ground) located on the Premises or the remediation or cleanup of any spill, leakage or contamination from any such tank or resulting from the ownership, use or maintenance of any such tank or to compensate third parties for any personal injury or property damage;

TOGETHER with all of the right, title and interest of Trustor in and to all Rents, issues, profits, revenues, income and other benefits to which. Trustor may now or hereafter be entitled from the Premises or the Chattels (which Premises, titles, interests, awards, Chattels, casements, Rents, income, -benefits,-ways,-waters, rights,-powers, liberties, privileges, utilities, tenements, .hereditaments, appurtenances, reversions, remainders, Rents, issues, profits, estate, property, possession, claims and demands, are hereinafter collectively referred to as die "Mortgaged Property");

TO HAVE AND TO BOLD the Mortgaged Property unto the Trustee, its successors and assigns forever.

ARTICLE I

COVENANTS

And Trustor further covenants with the Trustee and Beneficiary as follows:

SECTION 1.01  Trustor has good and marketable title to an indefeasible fee estate in the Premises subject to no lien, charge, or encumbrance except such as are approved by Beneficiary in the title policy issued by First American Title Company contemporaneous with the recording, of this Deed of Trust (such exceptions, liens and encumbrances being referred to herein as the "Permitted Encumbrances"); that it owns the Chattels free and clear of liens and claims other than the Permitted Encumbrances; that this Deed of Trust is and. will remain a valid and enforceable lien on the Mortgaged Property subject only to the Permitted Encumbrances; and that neither the entry nor the performance of and compliance with this Deed of Trust or the Loan Agreement has resulted or will result in any violation of, or be in conflict with, or result in the creation of any deed of trust, lien, encumbrance or charge (other than those created by the execution and delivery of, or permitted by, this Deed of Trust or the Loan Agreement) upon any of the properties or assets of Trustor, or constitute a default under any deed of trust, indenture, contract, agreement, instrument, franchise, permit, judgment, decree, order, statute, rule or regulation applicable to Trustor. Trustor has full power and lawful authority to convey the Mortgaged Property in the manner and form herein done or intended hereafter to be done and will preserve such tide, and will forever preserve, warrant and defend the same unto the Trustee and Beneficiary, and will forever preserve, warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever.

SECTION 1.02  (a)  Trustor will, at its sole cost and expense, and without expense to the Trustee or Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, assignments, notices of assignments, transfers and assurances as the Trustee or Beneficiary shall from time to time require, for the purpose of better assuring, conveying, assigning, transferring, pledging, mortgaging, warranting and confirming unto the Trustee the property and rights hereby conveyed or assigned o.r intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to the Trustee, or For carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust and, on demand, will execute and deliver, and hereby authorizes Beneficiary to execute in the name of Trustor, to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Chattels.

(b)           Trustor will pay all filing, registration or recording fees, all federal, state, county and municipal stamp taxes and other fees, taxes, duties, imposts, assessments and all other charges incident to, arising out of or in connection with the preparation, execution, delivery and enforcement of the Loan Agreement, this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the Chattels or any instrument of further assurance.

SECTION 1.03  Trustor will punctually pay the principal and interest and all other sums to become due in respect of the Loan Agreement at the time and place and in the manner specified therein, all in any coin or currency of the United States of America which at the time of such payment. shall be legal tender for the payment of public and private debts.

SECTION 1.04  Trustor will, so long as it is owner of the Mortgaged Property, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or partnership, as the case may be, under the laws of the state of its formation, and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to Trustor or to the Mortgaged Property or any part thereof.

SECTION 1.05  All right, title and interest of Trustor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, or constructed, assembled or placed by Trustor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further grant, conveyance, assignment or other act by Trustor, shall become subject to the lien and security interest of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Trustor and specifically described in the granting clause hereof, but at any and all times Trustor will execute and deliver to Beneficiary any and all such farther assurances, deeds of trust, conveyances or assignments thereof with respect thereto as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security- interest of this Deed of Trust.

SECTION 1.06  (a)  Trustor, from time to time when the same shall become due, will pay and discharge, or cause to be paid and discharged, all taxes and governmental charges of every kind and nature that may at any time be assessed or levied against or with respect to the indebtedness secured by, and any other amounts payable pursuant to, this Deed of Trust, or any part of such indebtedness or amounts, the Mortgaged Properly or any part thereof including, without limiting the generality of the foregoing, real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes, all general and special assessments, levies, permits, inspection and license fees, all water and sewer Rents and charges, and all other public or governmental charges whether of a like or different nature, imposed upon or assessed or levied against Trustor or the Mortgaged Property or any part thereof or interest therein or upon the revenues, Rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof. Trustor will, upon the request of Beneficiary, deliver to Beneficiary receipts evidencing the payment, before any penalties accrued thereon, of all such taxes, assessments, levies, fees, Rents and other public charges imposed upon or assessed against it, this Deed of Trust, or the Mortgaged Property or the revenues, Rents, issues, income or profits thereof.

(b)  Beneficiary may, at its option, to be exercised by ten (10) days prior written notice to Trustor (unless such notice is given at the time of the execution of this Deed of Trust), require the deposit by Trustor, at the time that any payment is required to be paid pursuant to the terms of the Loan Agreement of an additional amount sufficient to (i) discharge Trustor's obligations under subsection (a) hereof, and (ii) pay for premiums of insurance required to be maintained by Trustor pursuant to Section 1.07 hereof, on a date which is thirty (30) days prior to the respective dates on which the same or any of them would be payable. The determination of the amount so payable and of the fractional part -thereof to he deposited with Beneficiary, so that the aggregate of the deposits shall be sufficient for this purpose, shall be made by Beneficiary in its sole discretion. Such amounts shall be held by Beneficiary without interest. and applied to the payment of the items in respect to which such amounts were deposited or, at the option of Beneficiary, to the payment of said items in such order or priority as Beneficiary shall determine, on or before the respective dates on which the same or any of them would become delinquent. All such amounts so deposited shall not be deemed to be held by Beneficiary in escrow and may be commingled with the funds of Beneficiary and applied pursuant hereto. If one (1) month prior to the due date of the aforementioned amounts the amount. then on deposit therefor shall be insufficient for the payment of such hem in full, Trustor within ten (10) days after demand shall deposit the amount of the deficiency with Beneficiary. Upon the occurrence of an Event of Default, Beneficiary shall be entitled to apply all sums held by Beneficiary pursuant to this Section to the payment of the indebtedness secured hereby, in such order as Beneficiary shall elect. Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under any provisions of this Deed of Trust or of any statute or rule or law to pay any such amount to the extent the sums deposited by Trustor are not sufficient therefor.

(c)  Trustor will pay from time to time when the same shall he-come due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit time creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, Rents, issues, income and profits arising therefrom and in general will do or cause to be clone everything necessary so that the lien and security interest hereof shall be fully preserved, at the cost of Trustor, without expense to Beneficiary.

SECTION 1.07  (a)  Trustor will obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Beneficiary may require, but in any event in amounts sufficient to prevent Tolstoy from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damage insurance against any loss, liability or damage on, about or relating to the Premises, in an amount acceptable to Beneficiary, (iii) if the properly is in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards, the Improvements shall be insured by flood insurance that is provided under the National Flood Insurance Program in an amount of at least equal to either the outstanding balance owing pursuant to the Loan Agreement or the maximum balance of flood insurance under the National Flood Insurance Program that is available, whichever is less - such flood insurance shall be maintained during such time that the National Flood Insurance Program insurance is available, and (iv) such other risks as Beneficiary may require. Replacement cost shall, at Beneficiary's option, be redetermined by an insurance appraiser, satisfactory to Beneficiary, not more frequently than once every twelve (12) months, at Trustor's cost. Such insurance shall be written by companies of recognized financial standing, satisfactory to Beneficiary, which are authorized to do an insurance business in the State of California. Such insurance shall be in form satisfactory to Beneficiary, shall with respect to hazard insurance and such other insurance as Beneficiary shall specify, name as the loss payee thereunder Trustor and Beneficiary, as their interests may appear, and shall contain a California form 438 BFU (NS) mortgagee endorsement or its local equivalent. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days' prior written notice to Beneficiary and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Trustor or Beneficiary which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Mortgaged Property for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Trustee or Beneficiary pursuant to this Deed of Trust upon the happening of an Event of Default or (iii) any change in title or ownership of the Mortgaged Property. Original policies or certificates thereof satisfactory to Beneficiary evidencing such insurance shall be delivered to Beneficiary at least thirty (30) days prior to the expiration of the existing policies. Trustor shall give Beneficiary prompt notice of any loss covered by such insurance and Beneficiary shall have the right to join Trustor in adjusting any loss. If there shall have occurred an Event of Default, Beneficiary shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Trustor whatsoever in respect of such adjustments. Any :monies received as payment for any loss under any such insurance shall be paid over to Beneficiary to be applied at the option of Beneficiary either to the payment of any sums due pursuant to the terms of the Loan Agreement in such order as Beneficiary may elect, or shall be disbursed to Trustor under stage payment terms satisfactory to Beneficiary for application to the cost of repairs, replacements or Restorations (collectively, "Restorations") of the improvement or Chattel so damaged or destroyed. All Restorations of the Improvement or Chattel so damaged or destroyed shall be effected with reasonable promptness and shall be of a value at least equal to the value of the Improvement or Chattel so damaged or destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, all prepaid premiums shall be the sole and; absolute property of Beneficiary to be applied by Beneficiary to the payment of the indebtedness secured hereby, in such order as Beneficiary shall elect

(b)  Trustor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.07, unless Beneficiary is included thereon as named insured with loss payable to Beneficiary under a standard California 438 BFU (NS) mortgagee endorsement, or its local equivalent. Trustor shall immediately notify Beneficiary whenever any such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same.

SECTION 1.08   In the event of the passage, after the date of this Deed of Trust, of any law of the State of California deducting from the value of the Mortgaged Property for the purpose of taxing the amount of any lien thereon, or changing in any way the laws now in force for the taxation of deeds of trust, or debts secured thereby, for state or local purposes, or the manner of operation of any such taxes so as to adversely affect the interest of Beneficiary, then and in such event, Trustor shall bear and pay the full amount of such taxes, provided that if for any reason payment by Trustor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Loan Agreement or the indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the Loan Agreement, or this Deed of Trust, or otherwise, Beneficiary may, at its option, upon thirty (30) days' written notice to Trustor, (i) declare the whole indebtedness secured by this Deed of Trust, with interest thereon, to be _immediately due and payable, or (ii) pay that amount or portion of such taxes as renders the Loan Agreement, or the indebtedness secured hereby unlawful or usurious, in which event Trustor shall concurrently therewith pay the remaining lawful non-usurious portion or balance of said taxes.

SECTION 1.09   Trustor will not (I) further encumber, sell, convey or transfer any interest in, or any part of, the Mortgaged Property, or (ii) transfer the presently existing ownership interests in Trustor (including, without limitation, partnership or stock ownership interests, as the case may be) so as to effectively transfer control of Trustor named herein to any other person, firm, corporation or other entity, without the prior written consent of Beneficiary. Any such encumbrance, sale, conveyance or transfer made without Beneficiary's prior written consent shall be an Event of Default hereunder. At Beneficiary's option, Beneficiary's consent to a further encumbrance or transfer shall be subject to an increase in interest rate, modification of loan terms and/or the payment of a fee.

SECTION 1.10  Beneficiary and the Trustee shall have access to and the right to inspect the Premises and Chattels at all reasonable times.

SECTION 1.11  Trustor shall comply with all applicable restrictive covenants, zoning and subdivision ordinances and building codes, all health and environmental laws and regulations and all other applicable laws, rules, regulations, requirements, directions, orders and notices of violations issued by any governmental agency, body or officer relating to or affecting the Premises or the business or activity being conducted thereon whether by Trustor or by any occupant thereof.

SECTION 1.12  If Trustor shall fail to perform any of the covenants contained herein on its part to be performed, Beneficiary may, but shall not he required to, make advances to perform the same, or cause the same to be performed, on Trustor's behalf, and all sums so advanced shall bear interest, from and after the date advanced until repaid, at the lower of (i) the maximum rate permitted by law or (ii) the default rate set forth in the Loan Agreement, shall be a lien upon the Mortgaged Property and shall, at Beneficiary's option, be added to the indebtedness secured hereby. Trustor will repay on demand all sums so advanced on its behalf with interest at the rate herein set forth. This Section 1.12 shall not be construed as preventing any default by Trustor in the observance of any covenant contained in this Deed of Trust from constituting an Event of Default hereunder,

SECTION 1.13  [Intentionally Omitted].

SECTION 1.14  Trustor will riot commit any waste at or with respect to the Mortgaged Property nor will Trustor do or fail to do anything which will in any way increase the risk of fire or other hazard to the Premises, Improvements or Chattels or to any part thereof. Trustor will, at all times, maintain the Improvements and Chattels in good order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end. Improvements shall not be removed, demolished or materially altered, nor shall any Chattels be removed without the prior written consent of Beneficiary, provided, however, that if-there shall not have occurred an Event of Default, Trustor may make appropriate replacements of Chattels, free of superior title, liens and claims, provided such replacements are immediately made and are of a value at least equal to the value of the Chattels removed.

SECTION 1.15  Trustor will immediately notify Beneficiary of the institution of any proceeding for the condemnation or taking by eminent domain of the Mortgaged Property, or any portion thereof. The Trustee and Beneficiary may participate in any such proceeding and Trustor from time to time will deliver to Beneficiary all instruments requested by it to permit such participation. In the event of such condemnation proceedings, or a conveyance in lieu of such taking, the award or compensation payable is hereby assigned to and shall be paid to Beneficiary. Beneficiary shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid, but shall have no right to bind Trustor or to make settlement of its claim, except to the extent of the interest of the Trustee and Beneficiary. In any such condemnation proceedings the Trustee and Beneficiary may be represented by counsel selected by Beneficiary. The proceeds of any award or compensation so received after reimbursement of any expenses incurred by Beneficiary in connection with such proceedings, shall, at the option of Beneficiary, be applied, without premium, to the sums due under the Loan Agreement in such order as Beneficiary may in Its sole discretion elect (regardless of interest payable on the award by the condemning authority), or to the cost of restoration of the Improvement or Chattel so taken and other terms as shall be satisfactory to Beneficiary.

SECTION 1.16   The assignment of Rents, income and other benefits (collectively, "Rents") contained in the granting clause of this Deed of Trust shall be fully operative without any further action on the part of Trustor or Beneficiary and specifically Beneficiary shall be entitled, at its option, to all Rents from the Mortgaged Property whether or not Beneficiary takes possession of the Mortgaged Property. Trustor hereby further grants to Beneficiary the right (i) to enter upon and take possession of the Mortgaged Property for the purpose of collecting the Rents, (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Beneficiary, (iii) in let the Mortgaged Property or any part thereof, and (iv) to apply the Rents, after payment of all necessary charges and expenses, on account of the indebtedness and other sums secured hereby. Such assignment and grant shall continue in effect until the indebtedness and other sums secured hereby are paid, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Trustor to the entry upon and taking possession of the Mortgaged Property by Beneficiary pursuant to such grant, whether or not sale or foreclosure has been instituted. Neither the exercise of any rights under this Section by Beneficiary nor the application of the Rents to the indebtedness and other stuns secured hereby, shall cure or waive any Event of Default, or notice of default hereunder or invalidate any act done pursuant hereto, but shall be cumulative of all other rights and remedies.

The foregoing provisions hereof shall constitute an absolute and present assignment of the Rents from the Mortgaged Property, subject, however, to the conditional permission given to Trustor to collect and use the Rents until the occurrence of an Event of Default at which time such conditional permission shall automatically terminate; and the existence or exercise of such right of Trustor shall not operate to subordinate this assignment, in whole or in part, to any subsequent assignment by Trustor permitted under the provisions of this Deed of Trust, and any such subsequent assignment by Trustor shall be subject to the rights of the Trustee and Beneficiary hereunder.

SECTION 1.17  (a)  Trustor will not (i) execute an assignment of the Rents or any part thereof from the Mortgaged Property unless such assignment shall provide that it is subject and subordinate to the assignment contained in this Deed of Trust, and any additional or subsequent assignment executed pursuant hereto, or (ii) except where the lessee is in default thereunder, terminate or consent to the cancellation or surrender of any lease of the Mortgaged Property or of any part thereof, now existing or hereafter to be made or (iii) modify any such lease or give consent to any assignment or subletting without Beneficiary's prior written consent, or (iv) accept prepayments of any installments of rent or additional rent to become due under such leases, except prepayments in the nature of security for the performance of the lessee's obligations thereunder, or (v) in any other manner impair the value of the Mortgaged Property or the security of the Trustee or Beneficiary for the paymentof the indebtedness secured hereby, or (vi) enter into any lease prohibited under the provisions of the Loan Agreement.

(b)  Trustor will not execute any lease of all or a substantial portion of the Mortgaged Property except for actual occupancy by the lessee thereunder, and will at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all leases of the Mortgaged Property now or hereafter existing, on the part of the lessor thereunder to be kept and performed. if any such lease provides for the giving by the lessee of certificates with respect to the status of such leases, Trustor shall exercise its right to request such certificates within five (5) days of any demand therefor by Beneficiary.

(c)  Trustor shall furnish to Beneficiary, within fifteen (15) days after a request by Beneficiary to do so, a written statement containing the names of all lessees for the Mortgaged Property, the terms of their respective leases, the spaces occupied, the rentals paid and any security therefor.

(d)  Trustor shall, from time to time upon request of Beneficiary, specifically assign to Beneficiary as additional security hereunder., by an instrument in writing in such form as may be approved by Beneficiary, all right, title and interest of Trustor in and to any and all leases now or hereafter on or affecting the Mortgaged Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Trustor to collect the rentals under any such lease. Trustor shall also execute and deliver to Beneficiary any notification, financing statement or other document reasonably required by Beneficiary to perfect the foregoing assignment as to any such lease.

SECTION 1.18   [Intentionally Omitted].

SECTION 1.19    [intentionally Omitted].

SECTION 1.20   Trustor represents, warrants and covenants that. neither Trustor nor any current occupant of operator has used Hazardous Substances at or affecting the Premises in any manner which violates any Act governing the use, storage. treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Substances, or that may make the owner of the Premises liable in tort under a common law public or private nuisance action.

SECTION 1.21  Trustor represents that no prior owner, occupant or operator of the Premises has used Hazardous Substances at or affecting the Premises in any manner which violates any Act governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Substances, or that may make the owner of the Premises liable in tort under a common law public or private nuisance action.

SECTION 1.22   Trustor covenants that it shall keep or cause the Premises to be kept free of Hazardous Substances and not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, produce or process Hazardous Substances, except in compliance with all applicable Acts.

SECTION 1.23  Trustor covenants to ensure compliance by all operators and occupants of the. Premises with all applicable Acts and will ensure that all such operators and occupants obtain and comply with any and all required approvals, registration or permits.

SECTION 124  Trustor shall, upon the reasonable request of Beneficiary, conduct and complete all investigations, studies, sampling and testings relative to Hazardous Substances at or affecting the Mortgaged Property.

SECTION 1.25  Trustor, promptly upon the written request of Beneficiary from time to time, shall. provide Beneficiary, at Trustor's sole cost and expense and without any liability to Beneficiary, with an environmental site assessment or environmental audit report, Or an update of such assessment or report, by an environmental engineering firm acceptable to Beneficiary, all in scope, form and content satisfactory to Beneficiary, to assess with a reasonable degree of certainty the presence or absence of Hazardous Substances and the potential costs in connection with the Remediation (as defined below) of any Hazardous Substances at or related to the Mortgaged Property.

SECTION 1.26  Notwithstanding the obligation of Trustor to indemnify Beneficiary pursuant to this Deed of Trust, Trustor shall, upon demand of Beneficiary, and at Trustor's sole cost and expense, promptly take all actions to Remediate (as defined below) the Mortgaged Property which are required by any federal, state or local governmental agency or political subdivision or which are reasonably necessary to mitigate a spill or a violation of any Act or to allow full economic use of the Mortgaged Property. "Remediate" and "Remediation" shall include, but not be limited to, the investigation of the environmental condition of the Mortgaged Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, abatement, removal, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Mortgaged Property. Trustor shall take all actions necessary to remove all Hazardous Substances from the Mortgaged Property, notwithstanding any lesser standard of remediation allowable under any Act. All such work shall be performed by one or more contractors, selected by Trustor and approved in advance and in writing by Beneficiary. Trustor shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of all Acts. Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the Mortgaged Property. Trustor shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Trustor shall promptly provide to Beneficiary copies of testing results and reports that are generated in connection with the above activities. Promptly upon completion of such investigation and remediation, Trustor shall permanently seal or cap all monitoring wells and test: holes to industrial standards in compliance with all Acts, remove all associated equipment, and restore the Mortgaged Property to the condition existing prior to the commencement of Remediation, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder. Within ten days of demand therefor, Trustor shall provide Beneficiary with a bond, letter of credit or similar financial assurance evidencing that the necessary funds are available to perform the obligations established by this paragraph.

SECTION 1.27   "Indemnified Persons" shall mean Beneficiary and its parents, subsidiaries and affiliates, attorneys and each of their officers, directors, agents, employees, trustees, receivers, executors and administrators, and the heirs, successors and assigns of all of the foregoing. "Losses" shall mean any and all losses, liabilities, contingent liabilities, damages, obligations, claims, contingent claims, actions, suits, proceedings, disbursements, penalties, costs and expenses (including, without limitation, actual attorneys' fees and costs of counsel retained by Beneficiary to monitor the proceedings and actions of trustor in satisfying its obligations hereunder, and to advise and represent Beneficiary will respect to matters related hereto, including, without limitation, fees incurred pursuant to 11 U.S.C. §101 et. seq. (the "Bankruptcy Code") and all other professional or consultants' fees and expenses), whether or not an action or proceeding is commenced or threatened.

Trustor shall indemnify, protect, defend (with reputable counsel satisfactory to Beneficiary) and hold harmless all Indemnified Persons from and against the full amount of any and all Losses suffered or incurred by any 'Indemnified Person, regardless of negligence, whether as holder of this Deed of Trust, us mortgagee in possession or as successor in interest to Trustor as owner of the Mortgaged Property by virtue of foreclosure or acceptance of a deed or other transaction in lieu of foreclosure, or after partial or total reconveyance of this Deed of Trust, arising from, in respect of, as a consequence of (whether foreseeable or unforeseeable) or in connection with any spill or with the presence, use, storage, disposal, generation, transportation or treatment of any Hazardous Substance at, under or related to the Mortgaged Property, whether or not originating or emanating from the Mortgaged

Property, including, without limitation, the following: (1) compliance with or violation or claimed violation of any Act, (ii) claims asserted by any person or entity (including, without limitation, any governmental agency or quasi-governmental authority, board, bureau, commission, department., instrumentality or public body, court, or administrative tribunal), including, but not limited to, claims under common law causes of action, and (iii) the implementation of the recommendations set forth in any environmental audit of the Mortgaged Property or the uses thereof. Trustor's agreement contained in this Section shall not be limited in any manner by Trustor's date of acquisition or time of ownership of the Mortgaged Property, or by the value of the Mortgaged Property. Trustor shall not settle any claim or matter which is the subject of the foregoing agreement of Trustor without Beneficiary's prior written consent, which consent may be withheld by Beneficiary in Beneficiary's sole and absolute discretion_ The provisions of this Section 1.27 are not intended to create--and do not create--any third party beneficiary, except for Beneficiary, as defined herein.

SECTION 1.28  In the event of any spill or the presence of any Hazardous Substances at or related to the Mortgaged Property, whether or not the same originates or emanates from the Mortgaged Property or any contiguous real estate, and/or if Trustor shall fall to comply with any of the requirements of any Act, Beneficiary may at its election, but without the obligation so to do, give such notices and/or cause such work to be performed at the Mortgaged Property and/or take any and all other actions as Beneficiary shall deem necessary or advisable in order to remedy said spill or Hazardous Substances or cure said failure of compliance, and any amounts paid as a result thereof, together with interest thereon at the default interest rate from the date of payment by Beneficiary, shall be immediately due and payable by Trustor to Beneficiary, and until paid shall be added to and become a part of the obligations secured hereby and shall have the benefit of the lien hereby created as a part thereof.

SECTION 1.29  Foreclosure shall not operate as a discharge of Trustor's obligations to Beneficiary as to Hazardous Substances and the Indemnity provisions in Section 1.27 hereof; and in the event Trustor tenders a deed in lieu of foreclosure, Trustor shall deliver the Premises to Beneficiary (or its designee) free of any and all Hazardous Materials or Substances. The Indemnity provisions in Section 1.27 hereof shall not be discharged or affected in any way by foreclosure or by Beneficiary's acceptance of a deed in lieu thereof.

SECTION 1.30   The term "Hazardous Substances" shall include:

(a)  those substances as defined as "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §-9601 et seq., the Resource Conservation and Recovery Act, 42 -U.S.C. §6901 et seq. ("RCRA"), or the Hazardous Materials Transportation Act, 49Section 1801 et seq., and in the regulations promulgated pursuant thereto;

(b)  those substances designated as a "hazardous substance" under or pursuant to the Federal Water Pollution Control Act, 33 U.S.C. §1257 et 5eg., or defined as a "hazardous waste", under or pursuant to RCRA;

(c)  those substances or substance defined or listed as "extremely hazardous waste" pursuant to California -Health and Safety Code Section 25115; "hazardous waste" pursuant to California Health and Safety Code Section 2511.7; "infectious waste" pursuant to California Health and Safety Code Section 25117.5; "restricted hazardous waste" pursuant to California Health and Safety Code Section 25122.7; "waste" pursuant to California Health and Safety Code Section 25] 24; "recyclable materials" pursuant to California Health and Safety Code Sections 25120.5, 2522.55, 25143.2, 25143.3; "solid waste" pursuant to California Health and Safety Code Section 25148.5; "hazardous substance" pursuant to California Health and Safety Code Sections 25316 through 25317; "hazardous material", "hazardous substance", and "hazardous waste" pursuant to California Health and Safety Code Section 25501; "acutely hazardous material" pursuant to California Health and Safety Code Section 25532; "waste"., "hazardous substance", "contamination", and "nuisance" pursuant to California Water Code Section 13050; "hazardous material" pursuant to California Vehicle Code Sections 353, 2402a; "hazardous material" pursuant to 13 California Administrative Code Section 1160.3; "discharge" pursuant to 22 California Administrative Code Section 66041; "extremely hazardous material" pursuant to 22 California Administrative Code Section 66060; "hazardous material" pursuant to 22 California Administrative Code Section 66084; "special waste" pursuant to 22 California Administrative Code Section 66195; those materials listed as hazardous materials pursuant to 22 California Administrative Code Section 66680; those items listed as 'special wastes" pursuant to 22 California Administrative Code Section 66740; "hazardous waste" pursuant to 23 California Administrative Code Section 2521; "designated waste" pursuant to 23 California Administrative Code Section 2522; "non-hazardous solid waste" pursuant to 23 California Administrative Code Section 2523; "inert waste" pursuant to 23 California Administrative Code Section 2524; and those matters and materials regulated pursuant to 23 California Administrative Code Sections 257 through 2574;

(d)  those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

(e)  such other substances, materials and wastes which are regulated under any act, or which are classified as hazardous or toxic under any act

All of the statutes, acts, codes, sections and tables listed above shall include all amendments, modifications and supplements thereto, together with all regulations promulgated pursuant to such statutes, acts, codes, sections and tables.

SECTION 1.31  The term "Act" shall include all present and future laws, regulations, statutes, common law rules, ordinances, codes, licenses, permits; orders, approvals, plans, authorizations, concessions, franchises, and similar items of any federal, state or local government, instrumentality or body, as the same may be amended, modified or supplemented from time to time related to Hazardous Substances.

SECTION 1.32  The obligations of Trustor and the rights of Beneficiary under Section 1.20 through Section 131 are in addition to and not in substitution of the obligations of Trustor and rights of Beneficiary under all applicable federal, state and local laws, regulations and ordinances relating to health and safety, and protection of the environment. The obligations of Trustor and the rights of Beneficiary under Section 1.20 through Section 1.31 and such laws and regulations, notwithstanding anything contained herein or in any other document or agreement which may be construed to the contrary (i) shall not be subject to any antideficiency laws or protections, and (ii) shall survive (a) a trustee's sale, judicial sale or deed or other transaction it, lieu of such sale hereunder, (b) the repayment of the obligations secured hereunder and (c) The termination of the Loan Agreement. In the event Trustor does not timely perform any of the above obligations, Beneficiary may perform said obligations at the expense of Trustor and such expense shall be added to the amount secured by the lien of this Deed of Trust.

SECTION 1.33   Trustor hereby represents, covenants and warrants to Beneficiary, its successors and assigns, as follows:

(a)  The Premises is presently used as an administrative, office, manufacturing and distribution facility and for other commercial purposes, and no portions of the Premises are used as or for a "public accommodation," as described and defined in 42 U.S.C. §1210I, et. seq., and all applicable rules and regulations promulgated thereunder (the "ADA").

(b)  Trustor has made all modifications and/or provided all accommodations which may be required to be made or provided by Trustor to the Premises pursuant to the ADA in order to accommodate the needs and requirements of any disabled employees of Trustor.

(c)  Trustor has received no notice or complaint regarding any noncompliance with the ADA of the Premises or of Trustor's employment practices and, to the best of Trustor's knowledge, there has been no threatened litigation alleging any such noncompliance by Trustor or the Premises.

SECTION 1.34  Trustor shall promptly provide Beneficiary with copies of all notices or claims which may be received by Trustor and involving claims made by any individual, entity or governmental agency as to any alleged noncompliance of the Premises with the requirements of the ADA.

SECTION 1.35  (a)  Trustor shall observe and comply in all material respects with all obligations and requirements of the ADA as it applies to the Premises, which shall include, without limitation, installing or constructing all improvements or alterations which may be necessary to cause the Premises to be accessible to all persons if the use of the Premises or any part thereof becomes a "public accommodation," as defined in the ADA, or in the event additional building improvements are added or incorporated into the existing improvements, and making any reasonable accommodations which may be necessary to accommodate the needs or requirements of any existing or future employee of Trustor.

(b)  Without limiting the generality of any other provision of this Deed of Trust, Trustor shall indemnify, defend and hold harmless Beneficiary, its successors and assigns, and the directors, officers, employees, agents and servants of the foregoing, from any and all losses, costs, expenses (including court costs and attorneys' fees), damages, demands, claims, suits, proceedings, orders and judgments, penalties, fines and other sanctions arising from any claim that the Premises is not in compliance with the requirements of the ADA.

(c)  Notwithstanding anything contained herein, the provisions of the Sections 1.33 through 1.35 are solely for the benefit of Beneficiary, and no other person is entitled to rely on the same.

ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

SECTION 2.01  The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default") hereunder:

(a)  If Trustor shall default in (i) the payment of any amounts owing on the Loan Agreement as and when the same shall have become due and payable, whether at any stated maturity or by acceleration or otherwise, (ii) any other sums required to be paid by Trustor pursuant to the Loan Agreement or this Deed of Trust on the date that such payments are therein or herein required to be made, or (iii) there shall occur a Default under the Loan Agreement; or

(b)  If Trustor and/or Guarantor, if any, shall breach, or be in default of, any of the covenants or provisions contained in the Loan Agreement, or this Deed of Trust, or of any chattel mortgage, other deed of trust, security agreement or other document issued thereunder or in connection therewith or herewith; or

(c)  If Trustor and/or Guarantor, if any, shall default in any obligation for borrowed money, whether to Beneficiary or otherwise, and whether or not such Obligations affect the Property, for a period longer than any period of grace provided in such obligation; or

(d)  If Trustor shall execute any chattel mortgage on any (i) materials, fixtures or articles used in the construction or operation of an. Improvement or appurtenance thereto, or (ii) articles of personal property placed on the Premises, or should any such materials, fixtures or articles be purchased on conditional bill of sale or otherwise so that the ownership thereof will not vest unconditionally in Trustor free from encumbrance, on delivery at the Premises; or should Trustor fail to furnish to Beneficiary, if requested, the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which Trustor claims title to such materials, fixtures and articles; or

(e)  If Trustor and/or Guarantor, if any, shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail to deny the material allegations of a petition filed against it for any such relief, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or if Trustor shall take any action looking to its dissolution or liquidation, or it shall cease doing business as a going concern; or

(f)  If, within 30 days after the commencement of any proceeding against Trustor and/or Guarantor, if any, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within 30 days after the appointment, without its consent or acquiescence of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, such appointment shall not have been vacated, provided, however, that during the pendency of such proceeding Beneficiary shall not be obligated to make any advance under the Loan Agreement; or

(g)  If a final judgment for the payment of money (exclusive of judgments insured against by adequate liability insurance policies), shall be rendered against Trustor, and/or Guarantor, if any, or any of its partners, if any, in any jurisdiction and if, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if within 30 clays after the expiration of any such stay, such judgment shall not have been discharged; or

(h)  If Trustor shall violate the provisions of Section 1.09 hereof; or

(i)  If any representation or warranty made by Trustor in any guaranty, the Loan Agreement, this Deed of Trust or any deed of trust, security agreement, chattel mortgage or other document issued hereunder or in connection therewith or herewith prove to be untrue, the effect of which is to adversely affect Beneficiary's security hereunder, or

(j)  If an event of default shall occur under any permitted prior deed of trust, if any; or

(k)  If there shall he a default under, or revocation or attempted revocation under the Loan Agreement.

Upon the occurrence of an Event of Default, and in every such case:

I.  During the continuance of any Event of Default, Beneficiary personally, or by its agents or attorneys may enter into and upon all or any part of the Mortgaged Property, and each and every part thereof, and may exclude the party owning the beneficial interest in same, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Mortgaged Property for any lawful purpose and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Beneficiary, at the expense of Trustor, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of the improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable; may insure or reinsure the same as provided in Section 1.07 hereof, and likewise, from time to time, at the expense of Trustor, Beneficiary may make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to the Mortgaged Property or any part thereof and thereon as it may deem advisable; and in every such case Beneficiary shall have the right to manage and operate the Mortgaged Property, possessed as aforesaid, and to carry on the business thereof and exercise all rights and powers of the party owning such property with respect thereto either in the name of such party or otherwise as it shall deem best; and Beneficiary shall be entitled to collect and receive all earnings, revenues, Rents, issues, profits and income of the :Mortgaged Property and every part thereof; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, replacements, alterations, additions, betterments and improvements and all payments which may be made for taxes, assessments, insurance, in payment of any prior deed of trust and prior or other proper charges upon lie Mortgaged Properly or any part thereof, as well as just and reasonable compensation of Beneficiary for the services of Beneficiary and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Beneficiary shall apply the moneys arising as aforesaid, first, to the payment of any sums, other than interest and -principal due pursuant to the Loan Agreement required to be paid by Trustor under this Deed of Trust, second, to the payment of interest due pursuant to the Loan Agreement, third, to the payment of the principal due pursuant to the terms of the Loan Agreement when and as the same shall become payable (whether by acceleration or otherwise).

II.  Beneficiary, at its option, may declare the entire unpaid balance of the indebtedness secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and written notice of default and of election to cause the Mortgaged Property to be sold, which notice Trustee shall cause to be duly filed for record. Beneficiary shall also deposit with the Trustee this Deed of Trust, the Loan Agreement and all documents evidencing the expenditures secured hereby.

III.  After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Mortgaged Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the -United States, payable at time of sale. If the Mortgaged Property consists of several known lots or parcels, Beneficiary may designate the order in which such parcels shall be sold or offered for sale. Any person, including Trustor, Trustee or Beneficiary, may purchase at such sale.

IV.  Trustee may postpone sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement.

V.  On and after the occurrence of an Event of Default, Trustor shall pay all Rents, issues and profits thereafter received by Trustor from the Mortgaged Property to Beneficiary and to the extent not paid shall hold such amounts as trust funds for the benefit of Beneficiary and such Rents, issues and profits shall be deemed "cash collateral" of Beneficiary under the Bankruptcy Code, as amended,

SECTION 2.02  (a)  Trustee, after making such sale, and upon receipt of the purchase price, shall make, execute and deliver to the purchaser or purchasers its deed or deeds conveying the Mortgaged Property so sold, but without any covenant or warranty, express or implied, and without any representation, express or implied, as to the existence, or lack thereof, of Hazardous Substances on the Mortgaged Property, and shall apply the proceeds of sale thereof to payment, FIRSTLY, of the expenses of such sale, together with the reasonable expenses of this Trust, including Trustee's fees and cost of evidence of title in connection with sale and revenue stamps on Trustee's deed; SECONDLY, of all moneys paid, advanced or expended by Beneficiary under the terms hereof, not then repaid, together with the interest thereon as herein provided; THIRDLY, of the amount of the principal and interest due under the Loan Agreement then remaining unpaid; FOURTHLY, in an amount sufficient, as determined in the sole and absolute discretion of Beneficiary, acting in good faith, to satisfy actual or contingent sums owing pursuant to Section 1.27 hereof (“Impound Sum"), and, if not actually incurred, to be held by Beneficiary (not in trust, without: the accrual of interest thereon and without the obligation to segregate such funds) for a period of seven (7) years from the date of foreclosure, thereafter to 'be returned to the person or persons legally entitled thereto, upon satisfactory proof of such right; and LASTLY, the balance or surplus, if any, of such proceeds of sale to the person or persons legally entitled thereto, upon satisfactory proof of such right.

(b)  In the event of a sale of the Mortgaged Property, or any part thereof, and the execution of a deed or deeds therefor under these trusts, the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof and of the fact that said sale was regularly and validly made in accordance with all requirements of the laws of the State of California and of this Deed of Trust; and any such deed or deeds, with such recitals therein, shall he effectual and conclusive against Trustor and all other persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money according to the trusts aforesaid.

SECTION 2.03  After the happening of an Event of Default by Trustor under this Deed of Trust and immediately upon the commencement of any action, suit or other legal proceeding by Beneficiary to obtain judgment: for the principal of, or interest due pursuant to the Loan Agreement and other sums required to be paid by Trustor pursuant to any provisions of this Deed of Trust, or of any other nature in aid of the enforcement of the Loan Agreement, or of this Deed of Trust, Trustor will waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding. Further, Trustor hereby consents to the appointment of a receiver or receivers of the Mortgaged Property and of all the earnings, revenues, Rents, issues, profits and income thereof. After the happening of any such default and during its continuance or upon the commencement of any proceedings to foreclose this Deed of Trust or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of the Trustee or Beneficiary hereunder, Beneficiary shall be entitled., as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Deed of Trust indebtedness, forthwith either before or after declaring all sums due pursuant to the Loan Agreement to be due and payable, to the appointment of such a receiver or receivers.

SECTION 2.04  During the continuance of an Event of Default, Beneficiary shall have the following rights and remedies:

(a)  Beneficiary or its employees, acting by themselves or through a court- appointed receiver, may enter upon, possess, manage, operate, dispose of, and contract to dispose of the Mortgaged Property or any part thereof; take custody of all accounts; negotiate with governmental authorities with respect to the Mortgaged Property's environmental compliance and remedial measures; take any action necessary to enforce compliance with any Act, including but not limited to spending Rents to abate the problem; make, terminate, enforce or modify leases of the Mortgaged Property upon such terms and conditions as Beneficiary deems proper; contract for goods and services, hire agents, employees, and counsel, make repairs, alterations, and improvements to the Mortgaged Property necessary, in Beneficiary's judgment, to protect or enhance the security hereof; incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the pad. of the receiver); anchor take any and all other actions which may be necessary or desirable to comply with Trustor's obligations hereunder and under the Loan Agreement. All sums realized by Beneficiary under this subparagraph, less all costs and expenses incurred by it under this subparagraph, including attorneys', fees, and less such sums as Beneficiary deems appropriate as a reserve to meet future expenses under the subparagraph, shall be applied on any indebtedness secured hereby in such order as Beneficiary shall determine. Neither application of said sums to said indebtedness, nor any other action taken by Beneficiary under this subparagraph shall cure or waive any Event of .Default or notice of default hereunder, or nullify the effect of any such notice of default. Beneficiary, or any employee or agent of Beneficiary, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (a) the adequacy of the security for the indebtedness secured hereunder, (b) the existence of a declaration that the indebtedness secured hereby has been declared immediately due and payable, or (c) the filing of a notice of default.

(b)  With or without notice, and without releasing Trustor from any obligation hereunder, to cure any default of Trustor and, in connection therewith, Beneficiary or its agents, acting by themselves or through a court appointed receiver, may enter upon the Mortgaged Property or any part thereof and perform such acts and things as Beneficiary deems necessary ur desirable to inspect, investigate, assess, and protect the security hereof, including without. limitation of any of its other rights: (a) to obtain a court order to enforce Beneficiary's right to enter and inspect the Mortgaged Properly under California Civil Code Section 2929.5, to which the decision of Beneficiary as to whether there exists a release or threatened release of a Hazardous Substances onto the Mortgaged Property shall be and deemed reasonable and conclusive as between the parties hereto; and (b) to have a receiver appointed under California Code of Civil Procedure Section 564 to enforce Beneficiary's right to enter and inspect the Mortgaged Property for Hazardous Substances. All costs and expenses incurred by Beneficiary with respect to the audits, tests, inspections, and examinations which Beneficiary or its agents or employees may conduct, including the fees of the engineers, laboratories, contractors, consultants, and attorneys, shall be paid by Trustor. All costs and expenses incurred by the Trustee and Beneficiary pursuant to this subparagraph (including without limitation court costs, consultant fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the default rate set forth in the Loan Agreement from the date they are incurred until said sums have been paid.

(c)  To seek a judgment that Trustor has breached its covenants, representations and/or warranties with respect to the environmental matters set forth above in Section 1.20 through Section 1.29 by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Code of Civil Procedure Section 736, whether commenced prior to or after foreclosure of the Mortgaged Property, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by Beneficiary (collectively, the "Environmental Costs") incurred or advanced by Beneficiary relating to the cleanup, remediation or other response action required by any Act or to which Beneficiary believes necessary to protect the Mortgaged Property, it being conclusively presumed between Beneficiary and Trustor that all such Environmental Costs incurred or advanced by Beneficiary relating to the cleanup, remediation, or other response action of or to the Mortgaged Property were made by Beneficiary in good faith. All Environmental Costs incurred by Beneficiary under this subparagraph (including without limitation court costs, consultant fees and attorneys' fees, including, without limitation, fees incurred pursuant to the Bankruptcy Code, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Rate from the date of expenditure until said sums have been paid. Beneficiary shall be entitled to bid, at the sale of the Mortgaged Property, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash.

Trustor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Loan Agreement or the Loan Agreement, the Environmental Costs shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents, and Trustor shall be fully and personally liable for the Environmental Costs hereunder, and such liability shall not be limited to the original. principal amount of the Obligations secured by this Deed of Trust, and Trustor's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Mortgaged Property or this Deed of Trust. For the purposes of any action brought under this subparagraph, Trustor hereby waives the defense of 'aches and any applicable statute of limitations.

(d)  To waive its lien against the Mortgaged Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against Trustor and all of Trustor's assets and property for the recovery of any deficiency and Environmental Costs, including, but not limited to, seeking an attachment order under California Code of Civil Procedure Section 481010. As between Beneficiary and Trustier, for purposes of California Code of Civil Procedure Section 726.5, Trustor shall have the burden of proving that Trustor or any related party (or any affiliate or agent of Trustor or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Substances. Trustor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Loan Agreement, all judgments and awards entered against Trustor shall be exceptions to any nonrecourse or exculpatory provision of the Loan Agreement or the Loan Agreement, and Trustor shall be fully and personally liable for all judgments and awards entered against Trustor hereunder and such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust and Trustor's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconvevance, or any other transfer of the Mortgaged Property or this Deed of Trust. For the purposes of any action brought under this subparagraph, Trustor hereby waives the defense of Inches and any applicable statute of limitations.

(e)  Nothing contained herein shall be construed to limit any and all rights that Beneficiary has at law or pursuant hereto.

SECTION 2.05  No remedy herein conferred upon or reserved to the Trustee or Beneficiary is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall he cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or Beneficiary to exercise any right or power occurring upon the Event of Default shall impair any such right or power or shall be construed to be a waiver thereof or an acquiescence therein; and every power and remedy given by this Deed of Trust to the Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by the Trustee or Beneficiary. Nothing in this Deed of Trust or in the Loan Agreement shall affect the obligation of Trustor to pay the principal of, interest on, and prepayment premium payable pursuant to the Loan Agreement in the manner and at the time and place therein respectively expressed.

SECTION 2.06  To the extent permitted by law, Trustor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension or moratorium law, any exemption from execution or -sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust; nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the marshalling of the Mortgaged Property or on the valuation or appraisal of the Mortgaged Property, or any part thereof, prior or subsequent to any sale Ur sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such final sale or sales, claim or exercise any right under any statute or otherwise, to redeem the property so sold or any part thereof; and Trustor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Trustee or Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Trustor hereby waives the right to require any sale to be made in parcels, or the right to select parcels to be so sold, and there shall be no requirement for marshalling of assets Trustor hereby further waives any rights it may have under applicable law relating to the prohibition of the obtaining of a deficiency judgment by Beneficiary against Trustor.

SECTION 2.07  During the continuance of any Event of Default and pending the exercise by the Trustee or Beneficiary of its right to exclude Trustor from all or any part of the Premises, Trustor agrees to pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property for such period and upon default of any such payment, will vacate and surrender possession of the Premises to the Trustee or Beneficiary or to a receiver, if any, and in default thereof may he evicted by any summary action or proceeding for the recovery or possession of Premises for non-payment of rent, however designated.

SECTION 2.08  Without affecting the personal liability of any pursuit, firm, corporation or other entity, including Trustor (other than any person released pursuant hereto), for the payment of the indebtedness secured hereby, and without affecting the lien of this Deed of Trust for the full amount of the indebtedness remaining unpaid upon any property not reconveyed pursuant hereto, Beneficiary and Trustee arc respectively authorized and empowered as follows: Beneficiary may, at any time and from time to time, either before or after the expiration of the Loan Agreement, and without notice: (a) release any person liable for the payment of any of the indebtedness, (b) make any agreement extending the time or otherwise altering the terms of payment of any of the indebtedness, (c) accept additional security therefor of any kind, (d) release any property, real or personal, securing the indebtedness. Trustee may, without liability therefor and without notice, at any time and from time to time so long as the lien or charge hereof shall subsist, but only upon the written request of Beneficiary and presentation of this Deed of Trust- and the Loan Agreement for endorsement: (a) consent to the making of any map or plat of the Land, (b) join in granting any easement thereon or in. creating any covenants restricting use or occupancy thereof, (c) reconvey, without warranty, any part of the Mortgaged Property, (d) join in any extension agreement or in any agreement subordinating the lien or charge hereof.

SECTION 2.09  This Deed of Trust constitutes a Security Loan Agreement under the laws of the State of California so that Beneficiary shall have and may endorse a security interest in any or all of the Mortgaged Property which may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (collectively, "Personal Property") and Trustor agrees to execute, as debtor, such financing statement or statements as Beneficiary may now or hereafter reasonably request in order that such security interest or interests may be perfected pursuant to such laws. This Deed of Trust further constitutes a fixture filing under Sections 9502 of the Code (as defined below), as amended or recodified from time to time; provided, however that the execution and/or filing hereof does not imply that the items of Personal Property included in the Mortgaged Property are or are to become fixtures. The filing hereof as a fixture filing is intended to protect the parties from unwarranted assertions by third parties.

Notwithstanding any release of any or all of the property included in the Premises which is deemed "real property", any proceedings to foreclose this Deed of Trust, or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the obligations of Trustor as are now or hereafter evidenced by the Loan Agreement.

SECTION 2.10  During the continuance of any Event of Default, Beneficiary have all of the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") of the State of California, and specifically the right to direct notice and collections of any obligation owing to Trustor by any lessee. in addition to its rights to foreclose this Deed of Trust, Beneficiary shall have the right to sell the Personal Property or any part thereof, or any further, or additional, or substituted Personal Property, at one or more times, and from time to time, at public sale or sales or at private sale or sales, on such terms as to cash or credit, or partly for cash and partly on credit, as Beneficiary may deem proper. Beneficiary shall have the right to become the purchaser at any such public sale or sales, free and clear of any and all claims, rights of equity of redemption in Trustor, all of which are hereby waived and released. Trustor shall not be credited with the amount of any part of such purchase price, unless, until and only to the extent that such payment is actually received in cash.

Notice of public sale, if given, shall be sufficiently given, for all purposes, if published not less than seven days prior to any sale, in any newspaper of general circulation distributed in the city in which the property to be sold is located or as otherwise required by the Code. The net proceeds of any sale of the Personal Property may remain after the deduction of all costs, fees and expenses incurred in connection therewith, including, but not limited to, all advertising expenses, broker's or brokerage commissions, documentary stamps, recording fees, foreclosure costs, stamp taxes and counsel lees, shall be credited by Beneficiary against the liabilities, obligations and indebtedness of Trustor to Beneficiary secured by this Deed of Trust and evidenced by the Loan Agreement. Any portion of the Personal Property which may remain unsold after the full payment, satisfaction and discharge of all of the liabilities, obligations and indebtedness of Trustor to Beneficiary shall be returned to the respective parties which delivered the same to Beneficiary. If at any time Trustor or any other party shall become entitled to the return of any of the Personal Properly hereunder, any transfer or assignment thereof by Beneficiary shall be, and shall recite that the. same is, made wholly without representation or warranty whatsoever by, or recourse whatsoever against Beneficiary.

SECTION 2.11   All rights, remedies and powers provided by Sections 2.01-2.10 hereof may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the jurisdiction in which the Premises are located, and all such provisions are intended to be subject to all applicable provisions of law which may be controlling in such jurisdiction and to be limited to the extent necessary so that they will not render this Mortgage invalid, illegal or unenforceable under the provisions of any applicable law.

ARTICLE III

MISCELLANEOUS

SECTION 3.01  In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 3.02  All notices or demands by any party relating to this Deed of Trust or any other agreement entered into in connection herewith shall he in the Form and manner set forth in the Loan Agreement.

SECTION 3.03   Whenever in this Deed of Trust the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice.

SECTION 3.04  All of the grants, covenants, terms, obligations, provisions and conditions herein contained shall run with the land and shall apply to, bind and inure to the benefit of, the successors and assigns of Trustor and Beneficiary and to the successors of the Trustee.

SECTION 3.05   This Deed of Trust. may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Deed of Trust.

SECTION 3.06  It shall be lawful for the Trustee, or Beneficiary, at its election, upon the occurrence of an Event of Default, to sue out forthwith a complaint in foreclosure upon this Deed of Trust: and to proceed thereon to judgment and execution for the recovery of all sums payable by Trustor pursuant to the terms of this Deed of Trust without further stay, any law, usage or custom to the contrary notwithstanding.

SECTION 3.07  Notwithstanding the appointment of any receiver, liquidator or trustee of Trustor, or of any obits property, or of the Mortgaged Property, or any part thereof, the Trustee shall be entitled to retain possession and control of all property now or hereafter held under this Deed of Trust.

SECTION 3.08  If Trustor shall default in the payment of any sums due pursuant to the terms of the Loan Agreement or this Deed of Trust such default shall be, and be deemed to be, an attempt by Trustor to avoid the prepayment prenduat payable by Trustor pursuant to the terms of the Loan Agreement and consequently, upon such default Beneficiary shall be entitled to collect such prepayment premium from Trustor with the same effect as if Trustor had voluntarily elected to prepay the principal sum evidenced by the Loan Agreement.

SECTION 3.09  Trustor hereby waives and relinquishes unto, and in favor of Beneficiary, all benefit under all laws, now in effect or hereafter passed, to relieve Trustor in any manner from the obligations assumed and the obligation for which this Deed of Trust is security or to reduce the amount of the said obligation to any greater extent than the amount actually paid for the Mortgaged Property, in any judicial proceedings upon the said obligation, or upon this Deed of Trust.

SECTION 3.10  Neither Trustor nor any other person now or hereafter obligated for payment for all or any part of the indebtedness secured hereby shall be relieved of such obligation by reason of the failure of Beneficiary to comply with any request of Trustor or of any other person so obligated to take action to foreclose on this Deed of Trust or otherwise enforce any provisions hereof or under the Loan Agreement or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured hereby, or by reason of any agreement of stipulation between any subsequent owner of the Mortgaged Property and Beneficiary extending the time of payment or modifying the terms hereof without first having obtained the consent of Trustor or such other person; and in the latter event Trustor and all other such persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Beneficiary.

SECTION 3.11  By accepting or approving anything required to be observed, performed or fulfilled or to be given to Beneficiary pursuant to this Deed of Trust, including (but not limited to) any certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Beneficiary shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Beneficiary.

SECTION 3.12  Beneficiary may from rime to time, without notice to Trustor or to the Trustee, and with or without cause and with or without the resignation of the Trustee substitute a successor or successors to the Trustee named herein or acting hereunder to execute this trust. Upon such appointment and without conveyance to the successor Trustee; the latter shall be vested with all title, powers and duties conferred upon the Trustee herein named or acting hereunder. Each such appointment and substitution shall be made by written document executed by Beneficiary, containing reference to this Deed of Trust and its place of record, which when duly filed for record in the proper office, shall be conclusive proof of proper appointment of the successor Trustee. The procedure herein provided for substitution of the Trustee shall be conclusive of all other provisions for substitution, statutory or otherwise.

[Signature page(s) to follow]

IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be executed as of the day and year first above written.

"TRUSTOR"

REED'S, INC.,
a Delaware corporation

By: /s/ Chris Reed
Name: Chris Reed
Title: CEO

S-1
Deed of Trust

EXHIBIT A
(Legal Description)

All that certain real property situated in the County of Los Angeles, Stale of California, described as follows:

Parcel 1:

Lot 15 of Tract No. 20853, in the County of Los Angeles, State of California, as per Map recorded in Book 597, Pages 80 and 81 of Maps, in the office of the County Recorder of said County.

Except therefrom all oil, gas, minerals, and other hydrocarbons, below a depth of 500 feet, without the right of surface entry, as reserved and/or granted in the document(s) recorded December 29, 1961- as Instrument No. 887, Official Records.

Parcel 2:

Lot 14 of Tract No. 20853, in the County of Los Angeles, State of California, as per Map recorded in Book 597, Pages 80 and 81 of _Maps, in the office of the County Recorder of said County.

Except therefrom said Lot 14 all oil, gas, other hydrocarbons and other minerals in and under said real property together with the-right hereinafter limited. to drill, redrill, deepen, complete and maintain well holes under , through beyond and to drill for, produce, extract, take and remove oil, gas and other hydrocarbon substances (and water necessary therefor) and other minerals from and through said real property together with the rights of way and easement for any and all of the above mentioned purposes, with no right of entry upon or through said real property-as reserved by Fitz B. Burns, in deed recorded May 23, 1958 in Book D108, Page(s) 788, of Official Records.

EXHIBIT A

Exhibit "D"

[See attached]

Exhibit D

(Legal Description)

All that certain real property situated in the County of Los Angeles, State of California, described as follows:

Parcel 1:

Lot 15 of Tract No. 20853, in the County of Los Angeles, State of California, as per Map recorded in Book 597, Pages 80 and 81 of Maps, in the office of the County Recorder of said County.

Except therefrom all oil, gas, minerals, and other hydrocarbons, below a depth of 500 feet, without the right of surface entry, as reserved and/or granted in the document(s) recorded December 29, 1961. as Instrument No. 887, Official Records.

Parcel 2:

Lot. 14 of Tract No. 20853, in the County of Los Angeles, State of California, as per Map recorded in Book 597, Pages 80 and 81 of Maps, in the office of the County Recorder of said County.

Except therefrom said Lot 14 all oil, gas, other hydrocarbons and other minerals in and under said real property together with the-right. hereinafter limited. to drill, redrill, deepen, complete and maintain well holes under, through beyond and to drill for, produce, extract, take and remove oil., gas and other hydrocarbon substances (and water necessary therefor) and other minerals from and through said real property together with the rights of way and easement for any and all of the above mentioned purposes, with no right of entry upon or through said real property-as reserved by Fitz B. Burns, in deed recorded May 23, 1958 in Book D108, Page(s) 788, of Official Records.

D-1